UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

FRANKLIN FINANCIAL NETWORK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

722 COLUMBIA AVENUE Franklin, TN 37064 phone (615) 236-2265 fax (615) 236-8399

Dear Shareholder:

You are cordially invited to attend the 2017 annual meeting of shareholders, which will be held on Thursday, May 25, 2017 at 9:30 a.m. Central Time at the main office of Franklin Synergy Bank in the Musgrove Auditorium, which is located at 722 Columbia Avenue, Franklin, Tennessee 37064.

The notice and proxy statement on the following pages contain details concerning the business to come before the meeting.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our annual meeting and the cost to the Company associated with the physical printing and mailing of proxy materials.

Regardless of whether you plan to attend the 2017 annual meeting in person, please vote and submit your proxy as soon as possible via the Internet, by telephone, or if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. This will not prevent you from voting in person at the meeting, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

By Order of the Board of Directors

RICHARD E. HERRINGTON

President and Chief Executive Officer

722 COLUMBIA AVENUE Franklin, TN 37064 phone (615) 236-2265 fax (615) 236-8399

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 25, 2017

To the Shareholders of Franklin Financial Network, Inc.:

NOTICE IS HEREBY GIVEN that we will hold the 2017 annual meeting of shareholders of Franklin Financial Network, Inc., a Tennessee corporation (“FFN” or the “Company”), on Thursday, May 25, 2017 at 9:30 a.m. Central Time, at the main office of Franklin Synergy Bank in the Musgrove Auditorium, which is located at 722 Columbia Avenue, Franklin, Tennessee 37064. The 2017 annual meeting is being held for the following purposes:

1. To elect eight directors to serve on our board of directors for a one-year term;

2. To approve an amendment to our Charter, as amended, to increase the authorized shares of our common stock, no par value, from 20,000,000 to 30,000,000;

3. To approve and adopt the Franklin Financial Network, Inc. 2017 Omnibus Equity Incentive Plan; and

4. To ratify the selection of Crowe Horwath LLP as our independent auditor for 2017.

Shareholders also will transact any other business that properly comes before the 2017 annual meeting of shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 4.

Only shareholders of record as of the close of business on March 31, 2017 will be entitled to notice of and to vote at the 2017 annual meeting of shareholders and any adjournment thereof.

We are mailing a Notice of Internet Availability of Proxy Materials to many of our shareholders instead of paper copies of our proxy statement and our annual report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2016 Annual Report and proxy card.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting that you vote as soon as possible. Promptly voting will help ensure that the greatest number of shareholders are present whether in person or by proxy. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions on each of your voting options described in the proxy statement, as well as in the Notice you received in the mail.

If you attend the annual meeting in person, you may revoke your proxy at the annual meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors

RICHARD E. HERRINGTON

President and Chief Executive Officer

April 14, 2017

Franklin, Tennessee

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 25, 2017:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting and

Proxy Statement are available free of charge at: www.envisionreports.com/FSB

722 COLUMBIA AVENUE Franklin, TN 37064 phone (615) 236-2265 fax (615) 236-8399

PROXY STATEMENT FOR

2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 25, 2017

We are delivering these proxy materials to solicit proxies on behalf of the board of directors of Franklin Financial Network, Inc., for the annual meeting of shareholders to be held on Thursday, May 25, 2017, beginning at 9:30 a.m. Central Time, at the main office of Franklin Synergy Bank in the Musgrove Auditorium, which is located at 722 Columbia Avenue, Franklin, Tennessee 37064.

We first mailed the Notice of Internet Availability of Proxy Materials to our shareholders on or about April 14, 2017.

Unless the context otherwise indicates, any reference in this proxy statement to “Franklin Financial,” “our company,” “the company,” “us,” “we” and “our” refers to Franklin Financial Network, Inc. together with its consolidated subsidiaries (including Franklin Synergy Bank), any reference to “FFN” refers to Franklin Financial Network, Inc. only and any reference to “FSB” or the “Bank” refers to our banking subsidiary, Franklin Synergy Bank.

At the meeting, our shareholders will vote on proposals to (1) elect eight directors to serve on our board of directors for a one-year term; (2) approve an amendment to our Charter, as amended, to increase the authorized shares of our common stock, no par value, from 20,000,000 to 30,000,000; (3) approve and adopt the Franklin Financial Network, Inc. 2017 Omnibus Equity Incentive Plan; and (4) ratify the selection of Crowe Horwath LLP as our independent auditor for 2017. The proposals are set forth in the accompanying Notice of 2017 Annual Meeting of Shareholders and are described in more detail in this proxy statement. Shareholders also will transact any other business, not known or determined at the time of this proxy solicitation that properly comes before the 2017 annual meeting of shareholders, although our board of directors knows of no such other business to be presented.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 4.

When you submit your proxy by executing and returning the enclosed proxy card, you will authorize the proxy holders—Richard E. Herrington, Sarah L. Meyerrose and Mandy M. Garland—to vote as proxy all your shares of common stock and otherwise to act on your behalf at the 2017 annual meeting of shareholders and any adjournment thereof, in accordance with the instructions set forth therein. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING OF SHAREHOLDERS

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company will use the Internet as the primary means of furnishing proxy materials to shareholders again this year. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

What is the purpose of the 2017 annual meeting?

At the 2017 annual meeting, shareholders will act upon the following matters:

1. To elect eight directors to serve on our board of directors for a one-year term;

2. To approve an amendment to our Charter, as amended, to increase the authorized shares of our common stock, no par value, from 20,000,000 to 30,000,000;

3. To approve and adopt the Franklin Financial Network, Inc. 2017 Omnibus Equity Incentive Plan; and

4. To ratify the selection of Crowe Horwath LLP as our independent auditor for 2017.

Shareholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the 2017 annual meeting of shareholders, although our board of directors knows of no such other business to be presented.

Who is entitled to vote?

Only shareholders of record at the close of business on March 31, 2017, the record date for the 2017 annual meeting, are entitled to receive notice of the 2017 annual meeting and to vote the shares of common stock that they held on that date at the 2017 annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the 2017 annual meeting.

What constitutes a quorum?

The presence at the 2017 annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.

As of March 31, 2017, there were 13,064,235 shares of common stock outstanding. Shares held by shareholders present at the 2017 annual meeting in person or represented by proxy who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the 2017 annual meeting.

What happens if a quorum is not present at the 2017 annual meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

May I vote my shares in person at the annual meeting?

Yes. You may vote your shares at the annual meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the annual meeting in person, however, in order to assist us in tabulating votes at the annual meeting, we encourage you to vote by using the Internet, telephone, or, if applicable, by returning a proxy card.

How do I vote before the annual meeting?

Before the annual meeting, you may vote your shares in one of the following three ways: (1) via the Internet by following the instructions provided in the Notice, (2) by mail, if you requested printed copies of the proxy materials, by filling out the form of proxy card and sending it back in the envelope provided, or (3) by telephone, if you requested printed copies of the proxy materials, by calling the toll free number found on the proxy card. If you requested printed copies of the proxy materials, and properly sign and return your proxy card and return it in the prepaid envelope, your shares will be voted as you direct.

Please use only one of the three ways to vote. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you the Notice. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. Proposals 1 and 3 are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposals 2 and 4 are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

•	sign another proxy with a later date and return it to our Corporate Secretary at Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064 at or before the annual meeting;

•	provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the annual meeting;

•	re-vote by using the telephone following the instructions on the proxy card;

•	re-vote by using the Internet by following the instructions in the Notice; or

•	attend the annual meeting and vote in person—note that attendance at the annual meeting will not revoke a proxy if you do not actually vote at the annual meeting.

What are the Board’s recommendations?

Our board of directors unanimously recommends that you vote:

1.	“FOR” the election of eight directors to serve on our board of directors for a one-year term;

2.	“FOR” the approval of an amendment to our Charter, as amended, to increase the authorized shares of our common stock, no par value, from 20,000,000 to 30,000,000;

3.	“FOR” the approval and adoption of the Franklin Financial Network, Inc. 2017 Omnibus Equity Incentive Plan; and

4.	“FOR” ratification of the selection of Crowe Horwath LLP as our independent auditor for 2017.

What happens if I do not specify how my shares are to be voted?

If you sign and return your proxy card or complete the telephone or Internet voting procedures but do not specify how you want to vote your shares, your shares will be voted “FOR” each of Proposals 1 through 4.

Will any other business be conducted at the 2017 annual meeting?

As of the date hereof, our board of directors knows of no business that will be presented at the annual meeting other than the proposals described in this proxy statement. If any other business is properly brought before the 2017 annual meeting, the proxy holders will vote your shares in accordance with their best judgment.

What vote is required to approve each item?

1.	The director nominees will be elected to serve on our board of directors for a term of one year if they receive a plurality of the votes cast on the shares of common stock present in person or represented by proxy at the 2017 annual meeting and entitled to vote on the subject matter. This means that the director nominees will be elected if they receive more votes than any other person at the 2017 annual meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares of common stock will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

2.	The approval of an amendment to our Charter, as amended, to increase the authorized shares of our common stock, no par value, from 20,000,000 to 30,000,000 will be approved if a majority of the shares of common stock present in person or represented by proxy at the 2017 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

3.	The approval and adoption of the Franklin Financial Network, Inc. 2017 Omnibus Equity Incentive Plan will be approved if a majority of the shares of common stock present in person or represented by proxy at the 2017 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

4.	The selection of Crowe Horwath LLP as our independent auditor for 2017 will be ratified if a majority of the shares of common stock present in person or represented by proxy at the 2017 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will Abstentions and Broker Non-Votes be Treated?

You do not have the option of abstaining from voting on Proposal 1, but you may abstain from voting on Proposals 2 through 4. With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposals 2 through 4, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum but will not be voted on those proposals. Therefore, abstentions will have no effect on whether Proposals 2-4 are approved so long as a quorum is present.

Broker non-votes occur when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of the beneficial owner because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposals 1 and 3 are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposals 2 and 4 are discretionary items on which your nominee will be entitled to vote your shares of common stock even in the absence of instructions from you. Accordingly, it is possible for there to be broker non-votes with respect to Proposals 1and 3, but there will not be broker non-votes with regard to Proposals 2 and 4. In the case of a broker non-vote, your shares of common stock would be included in the number of shares of common stock considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares of common stock not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1 and 3.

How can I find the voting results of the annual meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2017, unless otherwise indicated, for (i) each person known by us to beneficially own more than five percent of our common stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended; and (ii) each of our directors; each of our director nominees; each of our named executive officers; and all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with rules and regulations of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options, restricted stock and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers, Directors and Director Nominees” is c/o Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064.

	Shares Beneficially Owned
Name	Number		Percentage
5% Shareholders:
BlackRock, Inc.	669,706	(1)	5.13%

Named Executive Officers, Directors and Director Nominees:
Jimmy E. Allen	121,063	(2)	*
Sally E. Bowers	53,074	(3)	*
Henry W. Brockman, Jr.	69,995	(4)	*
James W. Cross, IV	32,195	(5)	*
Richard E. Herrington	399,070	(6)	3.03%
Dr. David H. Kemp	307,431	(7)	2.35%
David J. McDaniel	35,426	(8)	*
Paul M. Pratt, Jr.	31,820	(9)	*
Pamela J. Stephens	14,728	(10)	*
Melody J. Sullivan	20,370	(11)	*
Gregory E. Waldron	76,733	(12)	*
Benjamin P. Wynd	1,193	(13)	*
All Executive Officers and Directors as a group (18 persons)	1,427,594		10.56%

*	Amount represents less than 1.0% of outstanding common stock.
(1)	This disclosure is based on a Schedule 13G filed with the SEC by BlackRock, Inc., a parent holding company, on January 30, 2017, reporting beneficial ownership as of December 31, 2016. BlackRock, Inc. reported it has sole voting power over 657,053 of the shares and sole dispositive power over 669,706 of the shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(2)	Includes 109,374 shares of our outstanding common stock beneficially owned by Mr. Allen. Also includes 11,689 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.
(3)	Includes 1,262 shares of our outstanding common stock beneficially owned by Ms. Bowers and 43,590 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter. Ms. Bowers also has 720 shares of restricted stock vesting on March 31, 2017 or within 60 days thereafter, 1,618 shares of unvested restricted stock of which she has the right to vote, and 5,884 shares of common stock held in our 401(k) Plan.

(4)	Includes 39,300 shares of our outstanding common stock beneficially owned by Mr. Brockman. Also includes 10,125 shares of common stock held by Mr. Brockman’s spouse, and 20,570 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.
(5)	Includes 21,000 shares of our outstanding common stock beneficially owned by Mr. Cross jointly. Also includes 11,195 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.
(6)	Includes 152,610 shares of our outstanding common stock beneficially owned by Mr. Herrington. Also includes 52,000 shares held by Mr. Herrington’s spouse, 57,300 shares of common stock beneficially owned by Mr. Herrington jointly, and 124,081 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter. Mr. Herrington also has 2,094 shares of restricted stock vesting on March 31, 2017 or within 60 days thereafter, 4,845 shares of unvested restricted stock of which he as the right to vote, and 6,140 shares of common stock held in our 401(k) Plan.
(7)	Includes 144,855 shares of our outstanding common stock beneficially owned by Dr. Kemp. Also includes 140,756 shares held by Dr. Kemp’s spouse, 21,820 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.
(8)	Includes 7,855 shares of our outstanding common stock beneficially owned by Mr. McDaniel and 21,679 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter. Mr. McDaniel also has 1,223 shares of restricted stock vesting on March 31, 2017 or within 60 days thereafter, 3,032 shares of unvested restricted stock of which he has the right to vote, and 1,637 shares of common stock held in our 401(k) Plan.
(9)	Includes 10,000 shares of our outstanding common stock beneficially owned by Mr. Pratt. Also includes 21,820 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.
(10)	Includes 3,533 shares of our common stock beneficially owned by Ms. Stephens. Also includes 11,195 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.
(11)	Includes 9,625 shares of our outstanding common stock beneficially owned by Ms. Sullivan. Also includes 10,745 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.
(12)	Includes 72,262 shares of our outstanding common stock beneficially owned by Mr. Waldron. Also includes 2,771 shares of common stock held by Mr. Waldron’s spouse and 1,700 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.
(13)	Includes 160 shares of our outstanding common stock beneficially owned by Mr. Wynd. Also includes 1,033 shares of common stock issuable upon the exercise of options exercisable on March 31, 2017 or within 60 days thereafter.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Based solely on our review of the copies of these forms received by us or representations from reporting persons, we believe that SEC beneficial ownership reporting requirements for 2016 were met, with the exception of the following late reports in 2016:

Name	Form Type	Transaction Date	Filing Date
Jimmy E. Allen,
Director	4	7/1/2016	8/9/2016

Henry W. Brockman, Jr.,
Director	4	7/1/2016	8/9/2016

James W. Cross IV,
Director Nominee	4	7/1/2016	8/9/2016

David H. Kemp,
Director	4	7/1/2016	8/9/2016

Paul M. Pratt,
Director Nominee	4	7/1/2016	8/9/2016
	4	8/15/2016	8/18/2016
Pamela J. Stephens,
Director	4	7/1/2016	8/9/2016

Melody J. Sullivan,
Director	4	7/1/2016	8/9/2016

Greg Waldron,
Director	4	7/1/2016	8/9/2016
	4/A	8/19/2016	10/18/2016
Benjamin Wynd,
Director	4	7/1/2016	8/9/2016

CORPORATE GOVERNANCE

Director Independence

Our amended and restated bylaws require our board of directors to have not less than five directors nor more than 25 directors. The board of directors may determine the number of directors from time to time by the vote of the majority of the whole board. The Tennessee Banking Act and the bylaws of the Bank require the Bank to have a board of directors consisting of not less than five nor more than 25 members. Each of the directors of the Bank during his or her whole term of service must be a citizen of the United States. A majority of the Bank’s directors must reside either within the State of Tennessee or within 100 miles of the location of any branch for at least one year immediately preceding their election and during the entire term of their service as directors.

Under the rules of the New York Stock Exchange (“NYSE”), the national securities exchange on which our common stock is listed, independent directors must comprise a majority of our board of directors. The rules of the NYSE, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our board of directors has undertaken a review of the independence of each director based upon these rules. Applying these standards, our board of directors has affirmatively determined that Mr. Allen, Ms. Stephens, Ms. Sullivan, Mr. Waldron and Mr. Wynd qualify as independent directors under applicable rules. In making these determinations, our board of directors considered the current and prior relationships that each director and director nominee has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Leadership Structure

Our board of directors meets at least annually, and the board of directors of the Bank meets at least monthly. Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The board views this arrangement as also providing an efficient connection between our management and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner.

Committees of the Board of Directors

Our board of directors has established the following committees: an audit committee, a compensation committee and a corporate governance and nominating committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

The purpose of the audit committee is set forth in the audit committee charter and includes assisting the board of directors in overseeing:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditor’s qualification, performance and independence; and

•	the design and implementation of our internal audit function.

The audit committee consists of Jimmy E. Allen, Pamela J. Stephens, Melody J. Sullivan, Gregory E. Waldron and Benjamin P. Wynd, with Ms. Sullivan serving as chairman. Our board has determined each of these members is an independent director under the applicable SEC rules and the NYSE listing standards for audit committee members, and Ms. Sullivan is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K. Each member of the audit committee has the ability to read and understand fundamental financial statements. Our board of directors has adopted a written charter under which the audit committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our corporate website (www.franklinsynergybank.com), accessible from the “Governance Documents” link on the “Investor Relations” subpage of our website.

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is set forth in the nominating and corporate governance committee charter and includes:

•	identifying individuals qualified to become members of our board of directors, and selecting, or recommending that our board of directors select, the director nominees for each annual meeting of shareholders or to otherwise fill vacancies or newly created directorships on the board of directors;

•	overseeing the evaluation of the performance of our board of directors and management;

•	reviewing and recommending to our board of directors committee structure, membership and operations;

•	developing and recommending to our board of directors a set of corporate governance guidelines applicable to us; and

•	leading our board of directors in its annual review process.

The nominating and corporate governance committee currently consists of Jimmy E. Allen, Pamela J. Stephens, Melody J. Sullivan and Gregory E. Waldron. Our board has determined each of these members is an independent director under the applicable SEC rules and NYSE listing standards. Our board of directors has adopted a written charter under which the nominating and corporate governance committee operates. A copy of the charter, which satisfies the applicable standards of the NYSE, is available on our corporate website (www.franklinsynergybank.com), accessible from the “Governance Documents” link on the “Investor Relations” subpage of our website.

Compensation Committee

The purpose of the compensation committee is set forth in the compensation committee charter and includes:

•	oversight of our executive compensation policies and practices;

•	reviewing and approving, or recommending to our board of directors to review and approve, matters related to the compensation of our Chief Executive Officer and our other executive officers; and

•	overseeing administration and monitoring of our incentive and equity-based compensation plans.

The compensation committee currently consists of Jimmy E. Allen, Pamela J. Stephens and Melody J. Sullivan. Our board has determined each of these members is an independent director under the applicable SEC rules and NYSE listing standards. Our board of directors has adopted a written charter under which the compensation committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our corporate website (www.franklinsynergybank.com), accessible from the “Governance Documents” link on the “Investor Relations” subpage of our website.

Board of Directors and Committee Meetings

Our board of directors met thirteen (13) times during 2016. Each member of our board of directors attended more than 75% of the total number of meetings of our board of directors and its committees on which he or she served during 2016. Members of our board of directors are encouraged to attend the 2017 annual meeting of shareholders. A majority of the members of our board of directors attended the 2016 annual meeting of shareholders either in person or via telephone conference.

Risk Management and Oversight

The board of directors is responsible for engaging external accounting and auditing firms to independently assess critical elements of risk. The audit committee has engaged Crowe Horwath LLP to perform the annual financial audit and render an opinion on the fairness of the financial statements. The firm of Elliott Davis Decosimo PLLC performs an annual audit of information systems and internal controls. The firm of Elliott Davis Decosimo PLLC also performed loan review on a semi-annual and as-needed basis in 2016. For 2017, the firm of BKD, LLP will perform the loan review function. Independent auditors report their findings directly to the audit committee of the board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines, which set forth a flexible framework within which our board of directors, assisted by board committees, directs the affairs of our company. The guidelines address, among other things, the composition and functions of our board of directors, director independence, compensation of directors, management succession and review, board committees and selection of new directors.

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees including specific standards and guidelines applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code, and the corporate governance guidelines, is available on our corporate website (www.franklinsynergybank.com), accessible from the “Governance Documents” link on the “Investor Relations” subpage of our website. We expect that any amendments to such code and guidelines, or any waivers of their requirements, will be disclosed on our corporate website and by other means required by the NYSE rules.

Communications with Members of the Board of Directors

The Company’s board of directors has established procedures for the Company’s shareholders and other interested parties to communicate with members of the board of directors. The board of directors has designated a lead independent director, Melody Sullivan, to preside over executive sessions of the independent members of the board of directors. Any interested party, including shareholders, may communicate with Ms. Sullivan, or any of the Company’s independent directors, by writing to such director c/o Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064.

Shareholder Nominations

Our nominating and corporate governance committee has no set procedures or policy on the selection of nominees or evaluation of shareholder recommendations and will consider these issues on a case-by-case basis. Our nominating and corporate governance committee will consider shareholder recommendations for director nominees that are properly received in accordance with our bylaws and the applicable rules and regulations of the SEC. Our nominating and corporate governance committee screens all potential candidates in the same manner. Our nominating and corporate governance committee review will typically be based on all information provided with respect to the potential candidate. Our nominating and corporate governance committee has not established specific minimum qualifications that must be met by a nominee for a position on our board of directors or specific qualities and skills for a director. Our nominating and corporate governance committee may consider the diversity of qualities and skills of a nominee, but our nominating and corporate governance committee has no formal policy in this regard. For more information, please see the section below entitled “ADDITIONAL INFORMATION.”

COMPENSATION DISCUSSION AND ANALYSIS

FFN is providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups (JOBS) Act. FFN’s named executive officers for 2016, which consist of FFN’s principal executive officer and its two other most highly compensated executive officers are:

•	Richard E. Herrington, President, Chief Executive Officer and Chairman of the Board;

•	Sally E. Bowers, Executive Vice President, Chief Mortgage Banking Officer of the Bank; and

•	David J. McDaniel, Executive Vice President, Chief Lending Officer, and Williamson County President of the Bank.

Summary Compensation Table

The table below shows the compensation for services in all capacities FFN paid to its Chief Executive Officer and its two other most highly compensated executive officers (which are referred to as named executive officers) during the years ended December 31, 2016 and 2015, except information for Mr. McDaniel is for 2016 only since he was not a named executive officer in 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Richard E. Herrington,	2016	$461,106	$10,087	$50,868	$138,600	$60,652		$721,313
Chief Executive Officer	2015	$373,605	$8,148	$51,456	$81,118	$59,701	(2)	$574,028

Sally E. Bowers, EVP,	2016	$132,934	$5,788	$15,957	$35,348	$446,908		$636,935
Chief Mortgage Banking Officer	2015	$132,934	$5,275	$16,780	$22,438	$330,087	(3)	$507,514

David McDaniel,	2016	$278,125	$5,870	$34,695	$80,654	$28,163	(4)	$427,507
Executive Vice President, Chief Lending Officer, and Williamson County President of the Bank

(1)	The amounts in the Stock Awards and Option Awards columns represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of stock awards and option awards are provided in Note 14 to the Consolidated Financial Statements included in FFN’s Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	For 2016 includes: a company car allowance of $11,100; country club membership dues of $13,683; spouse travel of $651; 401(k) company matching contributions of $10,600; life insurance premiums of $6494; director fees of $10,750; and health insurance premiums of $7,374.
(3)	For 2016, includes: $424,398 in commissions; a company car allowance of $6,000; 401(k) company matching contributions of $10,600; life insurance premiums of $1,061; and health insurance premiums of $4,849.
(4)	For 2016, includes: a company car allowance of $4,800; country club membership dues of $874; 401(k) company matching contributions of $10,600; life insurance premiums of $615; and health insurance premiums of $11,274.

Outstanding Equity Awards at Fiscal Year-End

The following tables show the number of equity awards outstanding as of December 31, 2016 for FFN’s named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard E. Herrington	39,375	—	—	$10.00	12/20/2017	6,939	$290,397	—	—
	3,508	—	—	$10.00	02/20/2018
	22,437	—	—	$11.75	06/15/2019
	4,627	—	—	$10.00	07/22/2020
	11,735	—	—	$10.50	06/02/2021
	17,454	4,363	—	$12.00	06/01/2022
	6,520	4,347	—	$13.00	05/31/2023
	4,651	6,977	—	$13.50	04/15/2024
	3,333	1,667	—	$13.50	07/31/2024
	100	400	—	$20.42	04/23/2025
	2,445	9,778	—	$20.69	04/30/2025
	—	15,131	—	$27.00	04/01/2026

Sally E. Bowers	9,375	—	—	$10.00	12/20/2017	2,338	$97,845	—	—
	638	—	—	$10.00	02/20/2018
	11,151	—	—	$11.75	06/15/2019
	3,625	—	—	$10.00	07/22/2020
	5,250	—	—	$10.50	06/02/2021
	7,179	1,795	—	$12.00	06/01/2022
	2,096	1,398	—	$13.00	05/31/2023
	1,398	2,096	—	$13.50	04/15/2024
	703	2,814	—	$20.69	04/30/2025
	—	3,859	—	$27.00	04/01/2026

David McDaniel	5,100	—	—	$10.50	06/02/2021	4,255	$178,072	—	—
	5,062	1,266	—	$12.00	06/01/2022
	2,348	1,566	—	$13.00	05/31/2023
	2,558	3,836	—	$13.50	04/15/2024
	1,335	5,342	—	$20.69	04/30/2025
	—	8,805	—	$27.00	04/01/2026

(1)	Options vest in five equal increments beginning on the first anniversary of grant.
(2)	The expiration date of each option occurs ten years after the date of grant for each option.
(3)	Restricted stock awards were granted on May 31, 2013, April 15, 2014, April 30, 2015 and April 1, 2016 as part of the Bank’s equity incentive plan and vest in five equal increments over five years.
(4)	Based on a share price of $41.85, the last reported sale of FFN’s common stock on December 30, 2016, the last business day of the 2016 fiscal year.

Outside Director Compensation Table for 2016

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Jimmy E. Allen	$10,000	$112,280	$3,633	$125,913
Henry W. Brockman, Jr.(4)	$7,250	$112,280	$1,520	$121,050
James W. Cross, IV(5)	$7,250	$112,280	$281	$119,811
Dr. David H. Kemp(6)	$7,250	$112,280	$566	$120,096
Paul M. Pratt, Jr.(7)	$7,250	$112,280	$320	$119,850
Pamela J. Stephens	$10,000	$112,280	$566	$122,846
Melody J. Sullivan	$10,000	$112,280	$1,041	$123,321
Gregory E. Waldron	$7,250	$112,280	$365	$119,895
Benjamin P. Wynd	$7,250	$112,280	$107	$119,637

(1)	Mr. Herrington’s compensation is discussed above under the heading “Summary Compensation Table.”
(2)	The aggregate number of option awards outstanding at December 31, 2016, to FFN’s outside directors and director nominees was as follows:

Jimmy E. Allen	28,889
Henry W. Brockman, Jr.	41,175
James W. Cross, IV	31,800
Dr. David H. Kemp	42,425
Paul M. Pratt, Jr.	42,425
Melody J. Sullivan	31,350
Pamela J. Stephens	31,800
Gregory E. Waldron	13,500
Benjamin P. Wynd	10,167

(3)	The amounts in the Option Awards column represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of option awards are provided in Note 14 to the Consolidated Financial Statements included in FFN’s Annual Report on Form 10-K for the year ended December 31, 2016.
(4)	Mr. Brockman’s term as a director of FFN expires at the 2017 annual meeting upon the election of his successor, but he will continue to serve as a director of the Bank after the 2017 annual meeting.
(5)	Mr. Cross stepped down from the board of directors of FFN effective February 23, 2016 but continued to serve as a director of the Bank. The board of directors of FFN has nominated Mr. Cross for election by shareholders at the 2017 annual meeting.
(6)	Dr. Kemp’s term as a director of FFN expires at the 2017 annual meeting upon the election of his successor, but he will continue to serve as a director of the Bank after the 2017 annual meeting.
(7)	Mr. Pratt stepped down from the board of directors of FFN effective February 23, 2016 but continued to serve as a director of the Bank. The board of directors of FFN has nominated Mr. Pratt for election by shareholders at the 2017 annual meeting.

Directors of FFN receive fees, payable quarterly, as follows: (i) each director receives $8,000 per year as compensation for service as a member of the board of directors of FFN; (ii) audit, nominating and corporate governance and compensation committee chairpersons receive an additional $3,000 per year as compensation for serving as chairpersons of each such committee; and (iii) the Chairman of the Board receives an additional $4,000 as compensation for serving as chairman. Directors of the Bank receive fees for monthly board meetings. The board of directors of FFN meets at least once per year, and the board of directors of the Bank meets monthly.

There is standard medical and disability insurance for officers and employees similar to other banking institutions in the area. FFN may enter into other incentive compensation, bonus, and/or pension plans with its officers and employees in the future as may be decided by the board of directors. Officers and employees will receive salaries standard in the market and industry.

An aggregate of equity incentive awards equal to up to 4,000,000 shares is currently reserved for stock options and restricted shares for employees and others pursuant to our 2007 Omnibus Equity Incentive Plan. Stock options have been issued with exercise prices ranging from $8.57-$37.40 as of December 31, 2016. Options and restricted shares have been issued in the following amounts to the described groups of individuals:

1. Incorporators/Non-Employee Directors. Each of the initial organizers and investors of the Company (the “Incorporators”) received options to purchase 12.5% of the number of shares that the Incorporator purchased in FFN’s initial stock offering (up to the first 50,000 shares an Incorporator purchased) at $10.00 per share, resulting in 33,750 options issued to Incorporators. No Incorporator could receive options to purchase shares that exceed the number of shares being purchased by the Incorporator. Such options were issued to the Incorporators as a form of recognition for the risk these individuals bore and their efforts in organizing FFN. In addition, non-employee directors were issued an additional 500 options each on February 20, 2008; 3,875 options each on June 15, 2009; 450 options each on July 22, 2010; 900 options each on June 2, 2011; 2,175 options each on June 1, 2012; and 2,475 options each on May 31, 2013, for year-end compensation, 3,300 options each on June 1, 2014, 9,000 options each on April 30, 2015, 2,000 options each on July 1, 2015, 2,000 options each on October 1, 2015 (other than Mr. Wynd, who was issued 667 options on October 1, 2015), 2,000 options each on January 1, 2016 and 2,500 options each on April 1, 2016, July 1, 2016 and October 1, 2016.

2. Employees. As an incentive to employees of FFN or the Bank, incentive awards are made available for allocation by the board of directors through the 2007 Omnibus Equity Incentive Plan. As of December 31, 2016, FFN has the ability to issue up to 2,014,652 additional equity incentive awards after allocating 1,395,016 options to employees/directors/Incorporators and 186,413 shares of restricted stock have been granted to employees for year-end incentive compensation. Subsequent to their respective grant dates, 67,648 shares of such restricted stock have vested and 12,307 have been forfeited.

For additional information about our 2007 Omnibus Equity Incentive Plan and our proposed 2017 Omnibus Equity Incentive Plan, please see “Proposal 3—Approval of 2017 Omnibus Equity Incentive Plan.”

Compensation Committee Interlocks and Insider Participation

Jimmy E. Allen, Pamela J. Stephens and Melody J. Sullivan served as members of FFN’s compensation committee in 2016. None of the members of the compensation committee is a current or former officer of FFN. There is not, nor was there during 2016, any compensation committee interlock or insider participation on the compensation committee required to be disclosed under Item 407 of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of FFN and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to the bank and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

Policies and Procedures for Related Person Transactions

FFN has a written related person transactions policy, pursuant to which FFN’s executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with FFN without the consent of FFN’s audit committee. Any request for FFN to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, other than transactions available to all employees generally or involving less than $5,000 when aggregated with similar transactions, must be presented to FFN’s audit committee for review, consideration and approval, unless the transaction involves an employment or other compensatory arrangement approved by the compensation committee. All of FFN’s directors, executive officers and employees are required to report to FFN’s audit committee any such related person transaction. In approving or rejecting the proposed agreement, FFN’s audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the audit committee may approve or reject the transaction. Consistent with the policy, if FFN should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Transactions with Management

Banking transactions with directors, officers, and employees may be performed in the ordinary course of business. Any extensions of credit to these individuals is made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and will not involve more than the normal risk of repayment. Outstanding loans to executive officers, directors, principal shareholders, and companies with whom they are associated as of December 31, 2016, were approximately $13,487,800.

The officers and directors are required to devote only so much of their time to the business of the Bank and FFN as in their judgment is reasonably required. The officers and directors, and their affiliates, may engage, and are presently engaging, for their own accounts in other business ventures, including management and the formation of other corporations or ventures. Such activities may result in conflicts of interest.

Based on competitive bids, FFN is using Full Service Insurance to provide various insurance coverage including health, director’s and officer’s liability, personal property and bond coverage. Full Service Insurance is an affiliate of Paul M. Pratt, Jr., a director of FFN until February 23, 2016 and one of the director nominees of FFN for election at the 2017 annual meeting. Mr. Pratt owns 50% of Full Service Insurance and the remaining 50% is owned by Mr. Pratt’s brother. In 2016, payments to Full Service Insurance totaled $805,681.40.

The Bank leases a facility from Columbia Avenue Partners, LLC (“Columbia Avenue Partners”) in Downtown Franklin to house the main office, corporate headquarters, and operational areas. Columbia Avenue Partners is an affiliate of Henry W. Brockman, Dr. David H. Kemp, and, until December 31, 2013, Paul M. Pratt, Jr., each of whom were directors of FFN and the Bank during 2016. The Bank received a third party review to assure lease rates and terms are competitive. In 2016, payments to Columbia Avenue Partners, LLC totaled $1,809,667.79. In early 2013, construction began on an additional operations facility adjacent to the Bank’s 722 Columbia Avenue headquarters. This property is now leased from Columbia Avenue Partners. In addition, on June 11, 2015, the Bank entered into a Triple Net Office Lease Agreement for additional office space and parking for the Bank with Columbia Avenue Partners. The lease has a term of 15 years and provides for monthly rent payments of $46,508.45 per month. In addition to the Columbia Avenue offices, the Bank has signed a lease with Berry Farms Real Estate Partners, LLC, consisting of directors Brockman, Kemp, and, until December 31, 2013, Pratt, for the Bank’s Berry Farms branch, which opened in September 2013. In 2016, payments to Berry Farms Real Estate Partners, LLC totaled $144,974.57. In September 2013, the Bank entered into an agreement with Aspen Development of Cool Springs, LLC, comprised of directors Brockman and Kemp, to relocate the Bank’s Cool Springs branch. That lease commenced in June 2014. In 2016, payments to Aspen Development of Cool Springs, LLC totaled $330,590.35. On February 19, 2015, the Bank entered into a sale leaseback transaction with Murfreesboro Branches, LLC, pursuant to which the Bank sold the real estate of the South Church Street branch, the Old Fort Parkway branch and the Sam Ridley Parkway branch, all located in Rutherford County, Tennessee, to Murfreesboro Branches, LLC for a purchase price of $4,095,000. The Bank entered into three Triple Net Lease Agreements for the three properties with Murfreesboro Branches, LLC on February 19, 2015. Murfreesboro Branches, LLC is an affiliate of directors Brockman and Kemp. In 2016, lease payments to Murfreesboro Branches, LLC totaled $285,504.06. Murfreesboro Branches, LLC sold those three branches in Murfreesboro on September 23, 2016.

Century Skanska, a Joint Venture, and Century Construction Company were contracted by Columbia Avenue Partners to provide the leasehold improvement build-out for the current Columbia Avenue facility and Century Skanska is also providing the build-out for the new adjacent operations center and office space in Downtown Franklin. Additionally, either Century Skanska or Century Construction Company performed build-out and other construction work for the following branches of the Bank: Brentwood, Berry Farms, Cool Springs, Nolensville, Spring Hill and Westhaven. Century Construction Company is an affiliate of and is wholly owned by James W. Cross, IV, a director of FFN (until February 23, 2016) and the Bank in 2016. Century Skanska is a Joint Venture that is 40% owned by Century Construction Company and 60% owned by Skanska USA, and is an affiliate of Mr. Cross. In 2016, the Bank paid Century Skanska a total of $2,260,946.19 for leasehold improvement build-outs and other construction work.

On March 30, 2016, the Bank and Gateway Real Estate Partners, LLC entered into a Triple Net Office Lease Agreement for office space for the Bank in a building under development in Murfreesboro, Tennessee. Gateway Real Estate Partners, LLC is an affiliate of Henry W. Brockman and Dr. David H. Kemp, each of whom were directors of the Company and the Bank in 2016. The lease has a term of 15 years and provides for monthly rent payments of $43,782 per month for the first year of the term of the Lease, subject to annual adjustment thereafter.

Effective July 8, 2016, the Bank and Century Skanska entered into that certain Standard Form of Agreement between Owner and Contractor, which provides for construction and design services to build-out the Bank’s Medical Center Parkway branch in Murfreesboro, Tennessee. Century Skanska is a Joint Venture that is 40% owned by Century Construction Company, an affiliate of and wholly owned by James W. Cross, IV, a director of FFN (until February 23, 2016) and the Bank in 2016, and 60% owned by Skanska USA. The agreement provides for payments by the Bank to the Contractor of $1,455,012, with such additional payments as may be required under the agreement.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

The persons listed below have been nominated by our board of directors to serve as directors for a one-year term expiring at the annual meeting of shareholders occurring in 2018. In addition to Messrs. Allen, Herrington, Waldron and Wynd and Ms. Stephens and Ms. Sullivan, each of whom are current directors of FFN, the board of directors nominated James W. Cross, IV, and Paul M. Pratt, Jr., to serve as directors. Mr. Brockman and Dr. Kemp’s terms as directors of FFN expire at the 2017 annual meeting upon the election of their successors, but they will each continue to serve as directors of the Bank after the 2017 annual meeting. Each nominee has consented to serve on our board of directors. If any nominee were to become unavailable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our board of directors. The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions for SEC reporting companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the board of directors to determine that the person should serve as a director for the Company.

Jimmy E. Allen, age 77, is a director of FFN and the Bank. Mr. Allen is the President of Venture Express, Inc.; Creative Transportation; Allen’s Cartage Company, LaVergne, Tennessee; and co-owner of Center Hill Marina & Yacht Club. He attended Austin Peay State University, Clarksville, Tennessee and the University of Tennessee, Nashville. Mr. Allen formerly served as a member of the board of directors of MidSouth, Rutherford Bank & Trust, Murfreesboro and Independent Bank, Gallatin, Tennessee. He served as past chairman of Tennessee Trucking Association and Nashville Motor Freight. His past accomplishments include being selected as Nashville Business Journal’s Executive of the Year. He is a supporter of Vanderbilt Children’s Hospital and Ronald McDonald House.

Director Qualifications:

•	Extensive Knowledge of the Financial Services Industry—Mr. Allen formerly served as a member of the board of directors of multiple banks.

•	Relevant Executive/Leadership Experience—Mr. Allen is the President of three companies and the co-owner of a marina and yacht club.

•	Relevant Governance Experience—Mr. Allen served as past chairman of two organizations.

James W. Cross, IV, age 53, has been a director of the Bank since July of 2009 and was previously a director of FFN from July 2009 until February 23, 2016. Mr. Cross is President of Century Construction Company, Inc., a General Contractor in Franklin, Tennessee. Mr. Cross also serves as President of Land Contractors, Inc., a site development firm also based in Franklin, Tennessee. Mr. Cross has more than 20 years of business experience in Tennessee, beginning his career at Century Construction Company, Inc., a firm started by his father, James W. Cross, III in 1958. Mr. Cross served on the board of directors of Franklin Financial Corporation, parent of Franklin National Bank and the Tennessee affiliate board of directors of Fifth Third Bank in Franklin, Tennessee. Mr. Cross is a member of the board of directors of Williamson Medical Center, Battle Ground Academy, and the Williamson County Library Foundation. He previously served on the board of directors of Franklin Tomorrow, Leadership Franklin, Youth Leadership Franklin, the Franklin-Williamson County Chamber of Commerce and the Williamson County Library.

Director Qualifications:

•	Extensive Knowledge of Our Company—Mr. Cross has been a director of the Bank since July of 2009 and was previously a director of FFN from July 2009 until February 23, 2016.

•	Extensive Knowledge of the Financial Services Industry—Mr. Cross served on the board of directors of Franklin Financial Corporation, parent of Franklin National Bank and the Tennessee affiliate board of directors of Fifth Third Bank in Franklin, Tennessee.

•	Relevant Executive/Leadership Experience—Mr. Cross is the President of a general contractor and a site development firm and has more than 20 years of business experience in Tennessee.

Richard E. Herrington, age 69, is the President, Chief Executive Officer and Chairman of FFN, the Chairman and Chief Executive Officer of the Bank and one of the founders of FFN and the Bank. He is a veteran Williamson County, Tennessee banker with over 40 years of banking experience. In his early career, he was employed by banks in Florida and South Carolina. He moved to Middle Tennessee in 1977, and began working at First American Bank in Nashville in financial management working up to Senior Vice President. Later, he was a bank consultant with Price Waterhouse prior to establishing his own community bank data processing and consulting firm. In 1988, Mr. Herrington co-founded Franklin Financial Corporation (Franklin National Bank) where he served as President and CEO until 2002. Late in 2002, he was recruited by the Board of Civitas BankGroup (then Cumberland Bancorp) and became the President and CEO and board member of the five-bank holding company, charged with engineering a turn-around of the troubled banking organization. In accomplishing this, he assembled a five-member executive management team that executed a successful four-year remediation plan. Mr. Herrington holds a B.A. from Newberry College in Newberry, South Carolina and certificates from the Graduate School of Economics at Florida State University and the Stonier Graduate School of Banking.

Director Qualifications:

•	Extensive Knowledge of Our Company—Mr. Herrington is the President, Chief Executive Officer and Chairman of FFN, the Chairman and Chief Executive Officer of the Bank and one of the founders of FFN and the Bank.

•	Extensive Knowledge of the Financial Services Industry—Mr. Herrington is a veteran Williamson County, Tennessee banker with over 40 years of banking experience.

•	Relevant Executive/Leadership Experience—Mr. Herrington has served as President and CEO of multiple bank holding companies.

Paul M. Pratt, Jr., age 53, has been a member of the board of directors of the Bank since inception and was previously a director of FFN from FFN’s inception until February 23, 2016. Mr. Pratt has 30 years of financial services and business experience in Franklin, Tennessee. In 1983, Mr. Pratt began his financial services career with Full Service Insurance, an independent insurance broker in Franklin, Tennessee. He rose through the ranks to become President, the position he holds today. Mr. Pratt is a 1983 graduate of Columbia State Community College with an Associate Degree in Engineering. Mr. Pratt is a Past President of the Board of Directors of the Franklin Noon Rotary Club and a former board member of Williamson Medical Foundation, a non-profit dedicated to philanthropic community gifts to Williamson Medical Center in Franklin, Tennessee. Mr. Pratt also served on the Williamson County Advisory Board of Cumberland Bank until April 2007.

Director Qualifications:

•	Extensive Knowledge of Our Company—Mr. Pratt has been a member of the board of directors of the Bank since inception and was previously a director of FFN from FFN’s inception until February 23, 2016.

•	Extensive Knowledge of the Financial Services Industry—Mr. Pratt has 30 years of financial services and business experience in Franklin, Tennessee.

•	Relevant Executive/Leadership Experience—Mr. Pratt serves as President of an independent insurance broker.

Pamela J. Stephens, age 58, has been a director of FFN and the Bank since July of 2009. Ms. Stephens is a Funeral Director and part owner and President of Williamson Memorial Funeral Home in Franklin, Tennessee, part owner and Secretary/Treasurer of Williamson Memorial Gardens in Franklin, Tennessee, and part owner and Vice President of Spring Hill Memorial Park and Funeral Home in Spring Hill, Tennessee. From 2003 to 2007, Ms. Stephens served on the board of directors of Cumberland Bank in Franklin, Tennessee. Ms. Stephens was the recipient of the Walk of Fame Award in 2015 presented by CABLE, a women’s professional organization. Ms. Stephens is a Paul Harris Fellow where she served as charter president of the Rotary Club of Spring Hill and current member of the Franklin Noon Rotary Club. She is a past president of the Cemetery Association of Tennessee, past president of the Tennessee Funeral Directors Association and past president of the Southern Cemetery and Funeral Association. Ms. Stephens is currently serving as a director on the Board of Directors for the Williamson Medical Center Foundation Board, and is a member of Mt. Carmel Cumberland Presbyterian Church.

Director Qualifications:

•	Extensive Knowledge of Our Company—Ms. Stephens has been a director of FFN and the Bank since July of 2009.

•	Relevant Executive/Leadership Experience—Ms. Stephens serves in leadership positions and is the part owner of multiple businesses in the funeral services industry.

•	Relevant Governance Experience—Ms. Stephens previously served on the board of directors of Cumberland Bank and is the past president of multiple organizations.

Melody J. Sullivan, age 64, has been a director of FFN and the Bank since May of 2010. Ms. Sullivan founded the first woman-owned CPA firm in Franklin, Tennessee’s Historic Downtown business district in July of 1986 after working as a staff accountant for one of Nashville’s most respected business owners and CPA firms, and serving as comptroller for a local food service company. She served on the board of directors of Franklin National Bank for 14 years and Fifth Third Bank for 5 years. Ms. Sullivan is a member and past president of the Franklin Breakfast Rotary Club. She served on the board of directors for Waves in Franklin, Tennessee, an organization dedicated to enabling individuals with intellectual and developmental disabilities to progress toward their full potential. She is a past president of the board of directors of Franklin Family YMCA and has served on the board of directors of United Way of Williamson County, Franklin Tomorrow, the Williamson County-Franklin Chamber of Commerce, The March of Dimes, Williamson County CASA, and Historic Carnton Plantation. Ms. Sullivan is a graduate of Leadership Franklin. She is a past chairperson of the Small Business Development Division of the Williamson County-Franklin Chamber of Commerce.

Director Qualifications:

•	Extensive Knowledge of Our Company—Ms. Sullivan has been a director of FFN and the Bank since May of 2010.

•	High Level of Financial Literacy—Ms. Sullivan founded the first woman-owned CPA, served as a staff accountant for one of Nashville’s most respected business owners and CPA firms, served as comptroller for a local food service company and has been designated as our “audit committee financial expert” on our audit committee.

•	Extensive Knowledge of the Financial Services Industry—Ms. Sullivan served on the board of directors of Franklin National Bank for 14 years and Fifth Third Bank for 5 years.

Gregory E. Waldron, age 54, has been a director of FFN and the Bank since April 28, 2015. Mr. Waldron is a partner and managing member of Waldron Enterprises, LLC in Murfreesboro, Tennessee, which he joined in 1986. He received a Bachelor of Science in Engineering Science from Lipscomb University in Nashville, Tennessee in 1985. Waldron Enterprises, LLC is involved in building and selling new homes, building and managing apartments, developing residential lots, and developing commercial investment property for retail and office use. He formerly served on the board of directors of MidSouth from 2003 to 2014 and as its Vice Chairman from 2012 to 2014; on the board of directors of Middle Tennessee Christian School from 1999 to 2007 and as its Vice Chairman from 2006 to 2007; on the Community Board of Cavalry Banking from 2000 to 2003; on the board of directors of Trans Financial Bank of Tennessee from 1997 to 1999; and on the Rutherford County Home Builders Association from 1994 to 1995.

Director Qualifications:

•	Relevant Executive/Leadership Experience—Mr. Waldron is a partner and managing member of a company and has served as Vice Chairman of organizations.

•	Extensive Knowledge of the Financial Services Industry—Mr. Waldron has served on the boards of multiple banks.

•	Extensive Knowledge of the Real Estate Industry—Mr. Waldron has extensive experience in the real estate industry.

Benjamin P. Wynd, age 39, has been a director of FFN and the Bank since August 25, 2015. Mr. Wynd serves as Partner of Smiley CPAs, a local Franklin, Tennessee CPA firm started in 1986. Mr. Wynd currently serves on the board of directors for Outdoor Encounter, Inc., a Franklin, Tennessee based non-profit organization. Prior to joining Smiley CPAs in November of 2014, Wynd was heavily involved in Nashville’s healthcare industry, serving as the Director of Financial Reporting at Tenet Healthcare/Vanguard. While at Tenet/Vanguard, he was actively engaged in working on the company’s SEC filings, including Vanguard’s initial public offering in June 2011, comprehensive debt refinancing, overseeing the financial reporting of the company’s health plans and supporting acquisition due diligence. Mr. Wynd’s experience also includes working with national accounting firms, as well as with the 2002 Olympic Winter Games in Salt Lake City, Utah. Mr. Wynd is a graduate of Transylvania University in Lexington, Kentucky. Mr. Wynd is currently a member of the Tennessee Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Director Qualifications:

•	High Level of Financial Literacy—Mr. Wynd serves as partner of a CPA firm, has worked with national accounting firms and is a member of the Tennessee Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

•	Extensive Knowledge of the Healthcare Industry—Mr. Wynd was heavily involved in Nashville’s healthcare industry.

•	Extensive Public Company Experience—Mr. Wynd served as the Director of Financial Reporting at Tenet Healthcare/Vanguard and was actively engaged in working on the company’s SEC filings, including Vanguard’s initial public offering in June 2011, comprehensive debt refinancing, overseeing the financial reporting of the company’s health plans and supporting acquisition due diligence.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS NAMED ABOVE. Each proxy solicited on behalf of our board of directors will be voted FOR each of the nominees for election to our board of directors unless the shareholder instructs otherwise in the proxy.

PROPOSAL 2

AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK TO 30,000,000

Background

On March 28, 2017, the board of directors authorized and approved an amendment to our Charter, as amended, to increase the number of authorized shares of common stock, no par value per share, from 20,000,000 shares to 30,000,000 shares (the “Charter Amendment”). The Charter Amendment is subject to your approval. Our board of directors recommends that you approve the Charter Amendment.

The complete text of the Charter Amendment is attached hereto as Appendix A. If the Charter Amendment is approved by our shareholders, the Charter Amendment will become effective upon filing with the Secretary of State of the State of Tennessee, which we expect to occur promptly after the 2017 annual meeting or any adjournment thereof. The text of the Charter Amendment may vary, however, for such changes that are consistent with this proposal that we may deem necessary or appropriate.

Purpose of the Amendment

Our board of directors believes that the number of shares of common stock presently available for future issuance under our Charter is insufficient and has determined it to be in our Company’s best interests and in the best interests of our shareholders to propose an increase to the number of authorized shares of common stock for general corporate purposes, potential capital raising transactions, or acquisitions. Our board of directors from time to time evaluates such opportunities and considers different capital structuring alternatives designed to advance our business strategy. Our board of directors believes that the additional shares of common stock will provide us with an enhanced flexibility to issue shares of common stock in the future without shareholder approval, except as may be required by law, regulation or stock exchange rules, to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtain shareholder approval for a particular issuance.

Description of Our Common Stock

Currently, our Charter authorizes the issuance of up to 20,000,000 shares of common stock. As of March 31, 2017, 13,064,235 shares of common stock were issued and outstanding and 1,399,261 shares of common stock were reserved for issuance under our 2007 Omnibus Equity Incentive Plan. If this proposal is approved by our shareholders, we will be authorized to issue up to 30,000,000 shares of common stock under our Charter. Although we may consider issuing shares of common stock in the future for purposes of potential capital raising transactions or acquisitions, there are currently no binding agreements or commitments with respect to the issuance of our common stock for any purpose.

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. There are no preemptive rights related to the common stock.

Possible Effects on Holders of Our Common Stock

Our board of directors considered the possible negative impact the increase in the number of shares of common stock could have on the existing shareholders. Our board of directors believes that existing shareholders would experience dilution of their ownership interests as additional shares of common stock are issued. However, our board of directors concluded that any such negative impact would be outweighed by the positive effect on the shareholders resulting from our growth. Furthermore, our board of directors believes there is a potential negative impact to shareholders if we are unable to continue to raise the necessary capital for acquisition and growth needs.

Possible Anti-Takeover Effect

The Charter Amendment could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another company that our board of directors determines is not in our best interests or in the best interests of our shareholders. The ability of our board of directors to cause us to issue substantial amounts of common stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our board of directors may determine from time-to-time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in our control or to dilute the stock ownership of holders of common stock seeking to obtain control of us. The issuance of common stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our board of directors, however, does not intend or view the increase in our authorized common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of us.

Availability of Dissenters’ Rights

Pursuant to the Tennessee Business Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Charter Amendment.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” ” THE AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 30,000,000. Each proxy solicited on behalf of our board of directors will be voted FOR approval of the amendment to the Charter to increase the number of authorized shares of common stock to 30,000,000 unless the shareholder instructs otherwise in the proxy.

PROPOSAL 3

APPROVAL OF 2017 OMNIBUS EQUITY INCENTIVE PLAN

Effective March 28, 2017, subject to approval of our shareholders, our board of directors, on the recommendation of the compensation committee, unanimously approved and adopted the Franklin Financial Network, Inc. 2017 Omnibus Equity Incentive Plan (the “2017 Omnibus Equity Incentive Plan” or the “Plan”) for the benefit of key employees and officers of FFN and the Bank and non-employee directors. Our board of directors has determined that the 2017 Omnibus Equity Incentive Plan is beneficial to FFN and its shareholders and recommends the approval of the 2017 Omnibus Equity Incentive Plan at the 2017 annual meeting.

Background

In 2007, FFN adopted the 2007 Qualified-Nonqualified Stock Option Plan. The shareholders of FFN at the annual meeting of shareholders in 2013 approved an amendment and restatement of this plan to be renamed the 2007 Omnibus Equity Incentive Plan (i) to increase the number of shares of FFN’s common stock available for issuance under the 2007 Omnibus Equity Incentive Plan from 1,000,000 to 1,500,000; and (ii) to add other forms of compensation that can be awarded under the 2007 Omnibus Equity Incentive Plan to include Stock Appreciation Rights (“SARs”), Restricted Stock, and cash awards. The shareholders of FFN at the annual meeting of shareholders in 2014 approved an amendment to the 2007 Omnibus Equity Incentive Plan to increase the number of shares of FFN’s common stock available for issuance under the 2007 Omnibus Equity Incentive Plan from 1,500,000 to 2,000,000. The shareholders of FFN at the annual meeting of shareholders in 2015 again approved an amendment to the 2007 Omnibus Equity Incentive Plan to increase the number of shares of FFN’s common stock available for issuance under the 2007 Omnibus Equity Incentive Plan from 2,000,000 to 4,000,000. FFN’s board of directors recommended adoption of the amendments as being necessary to attract new employees as FFN continues to grow and to have the ability to continue to reward employees with such incentive compensation, and encourage such valued employees to acquire a proprietary interest in FFN and to remain in its employ and service.

The grant of awards under the 2007 Omnibus Equity Incentive Plan is at the discretion of a committee chosen by FFN’s board of directors. Such committee has made awards of incentive stock options (“ISOs”), non-qualified options (“NSOs” and, together with the ISOs, the “Options”), and restricted shares. Effective as of February 26, 2015, the aggregate number of shares of common stock reserved for equity incentive awards for employees and others pursuant to the 2007 Omnibus Equity Incentive Plan was increased from 2,000,000 to 4,000,000. Outstanding options and restricted shares were issued in the following amounts to the described groups of individuals:

2007-December 31, 2016:
Total Granted Non-employee Directors	309,434
Total Granted Employees	1,911,311
Total Forfeited or expired	(101,763)
Total Exercised or vested	(617,508)

Total outstanding equity incentive awards at 12/31/16	1,501,474

The 2007 Omnibus Equity Incentive Plan provides that no options intended to be ISOs may be granted after April 9, 2017. As a result, FFN’s board of directors has determined that it is in the best interests of FFN and its shareholders to adopt a new equity incentive plan, the 2017 Omnibus Equity Incentive Plan. The terms of the 2017 Omnibus Equity Incentive Plan are substantially similar to the terms of the 2007 Omnibus Equity Incentive Plan. If FFN’s shareholders approve the 2017 Omnibus Equity Incentive Plan at the 2017 annual meeting, FFN’s board of directors will freeze the 2007 Omnibus Equity Incentive Plan and cease issuing any awards under the 2007 Omnibus Equity Incentive Plan.

Description of the 2017 Omnibus Equity Incentive Plan

The principal provisions of the 2017 Omnibus Equity Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2017 Omnibus Equity Incentive Plan, which is set forth in Appendix B to this proxy statement.

Plan Participants

The Plan allows a committee chosen by FFN’s board of directors (“Committee”) to grant NSOs and ISOs to employees and officers of FFN and the Bank and NSOs to non-employee directors and others for the purchase of shares (“Participants”). The Plan also allows the Committee to grant awards of SARs, restricted stock, and cash to selected employees and officers of FFN and the Bank and to non-employee directors.

Purpose

The purpose of the Plan is to advance the interests of FFN and the Bank by stimulating the efforts of key employees, directors, and consultants, increasing their desire to continue in their employment with or services to FFN and the Bank, assisting FFN and the Bank in competing effectively with other enterprises for the services of new employees and directors necessary for the continued improvement of operations, and to attract and retain the best possible personnel for service as employees, officers, directors, and consultants of FFN and the Bank. Accordingly, the Plan is designed to promote the interests of FFN and the Bank and its shareholders, and, by facilitating stock ownership on the part of such Participants, to encourage them to acquire a proprietary interest in FFN and to remain in its employ and service.

Shares Available Under the Plan for Equity Grants

The 2017 Omnibus Equity Incentive Plan authorizes the issuance of up to 5,000,000 shares of common stock, which is an increase of 1,000,000 shares compared to the 4,000,000 shares that were authorized under the 2007 Omnibus Equity Incentive Plan. Our board of directors believes this increase in the number of shares available for equity grants is necessary to attract and retain employees as FFN continues to grow and to have the ability to continue to reward employees with such incentive compensation, and encourage such valued employees to acquire a proprietary interest in FFN and to remain in its employ and service.

Committee Authority

The Committee may at any time terminate, suspend, or amend the Plan, except that the Committee shall not, without the authorization of the holders of a majority of the Stock (as defined in the Plan) voted at a shareholders’ meeting duly called and held, change any provisions (other than those adjustments for changes in capitalization) that (a) result in repricing Options or otherwise increase the benefits accruing to Participants or non-employee directors, (b) increase the number of shares of common stock issuable under the Plan or (c) modify the requirements for eligibility as a Participant in the Plan. The Committee may postpone any exercise of an Option for such time as the Committee may deem necessary in order to permit FFN (i) to effect, amend, or maintain any necessary registration of the Plan or the shares issuable upon the exercise of an Option under the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (A) list such stock on a stock exchange if shares are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares, including any rules or regulations of any stock exchange on which the shares are listed, or (iii) to determine that such shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) (B) above needs to be taken; and FFN shall not be obligated by virtue of any terms and conditions of any Option Agreement (as defined in the Plan) or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares in violation of the Securities Act or the law of any government having jurisdiction thereof. Any such postponement does not extend the terms of an Option and neither FFN nor its directors or officers have with respect to any shares as to which the Option shall lapse because of such postponement.

Types of Awards

Options

Options are rights to purchase a specified number of shares of common stock at a price fixed by the Committee. Each option must be represented by an award agreement that identifies the option as either an “incentive stock option” within the meaning of Section 422 of the Code or a “non-qualified option,” which does not satisfy the conditions of Section 422 of the Code. The award agreement also must specify the number of shares of common stock that may be issued upon exercise of the options and set forth the exercise price of the options. The exercise price for options that qualify as incentive stock options may not be less than 100% of the fair market value of the common stock as of the date of grant. The option exercise price may be satisfied in cash, by check, by exchanging shares of common stock owned by the Participant, by delivery of a properly executed exercise notice along with sale or loan proceeds, by other consideration permitted by applicable laws or by a combination of these methods. Options have a maximum term of ten years from the date of grant. The Committee has broad discretion to determine the terms and conditions upon which options may be exercised, and the Committee may determine to include additional terms in the award agreements.

Stock Appreciation Rights

SARs may be granted in connection with a previously or contemporaneously granted stock option or independently. SARs are rights to receive cash or shares of common stock, or a combination thereof, as the Committee may determine. The Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may accelerate the exercisability of any SAR at any time. To date, FFN has not issued any SARs under the Plan.

SARs granted in connection with a stock option are exercisable only when and to the extent that the related stock option is exercisable and expire on the date on which the related stock option expires. If a SAR granted in connection with a stock option is exercised, the related stock option ceases to be exercisable. The amount of the payment for SARs granted in connection with stock options is equal to the excess of (i) the fair market value on the date of exercise of the SAR of the common stock covered by the surrendered portion of the related stock option over (ii) the exercise price of the stock option covered by the surrendered portion of the related stock option.

SARs granted independently of stock options are exercisable as specified in the award agreement. The amount of the payment for SARs granted independently of stock options is equal to the excess of (i) the fair market value of the common stock covered by the exercised portion of the SAR as of the date of such exercise over (ii) the fair market value of the common stock covered by the exercised portion of the SAR as of the last market trading date prior to the date on which the SAR was granted; provided, however, that the Committee may place limits on the aggregate amount that may be paid upon exercise of a SAR.

Stock Awards

Restricted stock grants are awards of common stock subject to vesting restrictions and/or restrictions on transferability. Shares of common stock that are issued as “restricted stock” will have a legend and may not be sold, transferred, or disposed of until the restrictions have lapsed. The shares do have voting rights prior to the vesting thereof and would be entitled to receive dividends if paid by FFN prior to the vesting of the shares. The Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment and restrictions on the transferability of stock purchased pursuant to stock purchase rights.

Cash Bonuses

Cash bonus awards entitle the grantee to cash payments based upon the achievement of employment or pre-established long-term performance factors. The Committee has discretion to determine the Participants to whom cash bonus awards are to be made, the times in which such awards are to be made, the size of such awards, and all other conditions of such awards, including any performance requirements.

Qualified Performance-Based Awards

A “qualified performance-based award” is any award, other than a stock option or SAR, granted under the Plan that the Committee designates as a qualified performance-based award and that is contingent on the achievement of certain pre-established performance goals. At the beginning of the performance period, in addition to the determinations to be made by the Committee as described above for any particular type of award, the Committee will determine the size of the award to be granted to the Participant, the performance period, and the performance goals. At the end of the performance period, the Committee will determine the degree of achievement of the performance goals, which will determine the payout. No qualified performance-based award will be earned, vested or paid until the Committee certifies the attainment of the pre-established performance goals. The Committee may set performance goals using any combination of the criteria described below in the section titled “Performance Goals Under the Plan.” The performance goals may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a subsidiary or a division, region, department or function within FFN or any of its subsidiaries.

Other Awards

The Committee may grant any other type of award that is consistent with the Plan’s purpose.

Awards to Non-Employee Directors

Our board of directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation be payable (either automatically or at the option of the non-employee directors) in the form of NSOs, restricted stock, and other stock-based awards. Our board of directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of our board of directors. Other than with respect to their retainer and other fees, the Board may also grant to our non-employee directors the same types of awards (other than ISOs) under the Plan that are granted to other Participants, upon such terms as the board of directors may determine.

Performance Goals Under the Plan

Under the Plan, any award may, but need not, be subject to the satisfaction of one or more performance goals. Performance-based compensation will be awarded if the Committee determines that such awards are in the best interest of FFN and its shareholders. Performance goals for awards will be determined by the Committee and will be designed to support our business strategy and align executives’ interests with shareholder interests.

Awards (other than stock options and stock appreciation rights) intended to qualify as performance-based compensation under Section 162(m) of the Code will be subject to performance goals based on one or more of the following business criteria as applied, in the Committee’s discretion:

•	return on capital, equity, or assets (including economic value created);

•	productivity or operating efficiencies;

•	cost improvements;

•	cash flow;

•	sales revenue growth;

•	net income, earnings per share, or earnings from operations;

•	quality;

•	customer satisfaction;

•	comparable store sales;

•	stock price or total shareholder return;

•	EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) or EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization and Rent);

•	after tax operating income;

•	book value per share;

•	debt reduction;

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

•	any combination of the foregoing.

Performance goals may be expressed on an absolute or relative basis, and based on comparisons to internal targets, the past performance of FFN or any subsidiary, operating unit, business segment or division of FFN, or the past or current performance of other companies. The Committee may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in FFN’s annual report to stockholders for the applicable year.

Maximum Amount of Compensation

Subject to adjustment for changes in our capital structure, no Participant may receive options, SARs, stock awards or restricted stock under the Plan during any one calendar year that, taken together, relate to more than 200,000 shares. The maximum amount of any cash bonus that may be granted under the Plan in any calendar year to any Participant who is a covered employee under Section 162(m)(3) of the Internal Revenue Code is $5 million.

Adjustments upon Change of Capitalization

Subject to any required action by FFN’s shareholders, the number of shares of common stock covered by outstanding stock options, SARs, or restricted stock, and the number of shares of common stock which have been authorized for issuance under the Plan but as to which no award has been granted or which have been returned to the Plan upon cancellation or expiration of an award, as well as the price per share of common stock covered by each such outstanding award, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by FFN.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred (except by will or the laws of descent or distribution) or disposed without obtaining from the Committee permission to transfer such awards, which the Committee may (but need not) grant after making certain conclusions regarding the award’s transferability that are set forth in the Plan. Further, no award shall be payable to or exercisable by anyone other than the Participant to whom it was granted while the Participant is alive except in cases involving (a) permanent disability involving a mental incapacity or (b)  awards that have been transferred in accordance with the Plan.

Amendment and Termination of the Plan

FFN’s board of directors may amend, alter, suspend or terminate the Plan at any time. Any amendment to the Plan must be approved by the shareholders to the extent such approval is required by the terms of the Plan, the rules and regulations of the SEC, or the rules and regulations of the NYSE. However, no amendment, alteration, suspension or termination of the Plan may impair the rights of any Participant, unless mutually agreed in writing by the Participant and the Committee.

Amendment to Outstanding Award Agreements

The Committee may generally amend, modify or terminate any outstanding award, provided that no amendment can:

•	reduce or diminish the value of the award without the Participant’s consent (except as otherwise provided in the Plan and subject to the terms of the applicable award notice);

•	extend the original term of an option or SAR without stockholder approval; or

•	reduce the exercise price of an option or SAR without the prior stockholder approval (except as otherwise provided in the Plan).

Change in Control

In the event that a Change in Control (as defined in the Plan) occurs and an employee Participant’s employment terminates within 12 months after such Change in Control (except as provided in the next sentence), then (i) all unexercised Options (whether or not vested or then exercisable) will automatically become 100% vested and exercisable immediately, (ii) no other terms, conditions, restrictions or limitations will be imposed upon any of such Options after such date, and in no circumstance will an Option be forfeited on or after such date and (iii) all such Options will be valued in accordance with the terms of the Plan on the date of such termination, and such value will promptly be paid to such Participant in cash by FFN or its successor. The foregoing will not apply if employment termination is due to (i) death, (ii) disability entitling the Participant to benefits under FFN’s or its successor’s long-term disability plan, (iii) Cause (as defined in the Plan) or (iv) resignation (other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, or (B) resignation within 30 days following a reduction in base pay).

Upon a Change in Control (as defined in the Plan) that results directly or indirectly in FFN’s stock (or the stock of any successor to FFN received in exchange for FFN’s stock) ceasing to be publicly traded in a national securities market, (i) all unexercised Options (whether or not vested) will automatically become 100% vested and exercisable immediately, (ii) no other terms, conditions, restrictions or limitations will be imposed on any such Options after such date, and in no circumstances will an Option be forfeited on or after such date, and (iii) all such Options will be valued in accordance with the terms of the Plan, and such value will promptly be paid to the Participants in cash by FFN or its successor.

Employment Termination

If a Participant’s employment with FFN or a subsidiary or affiliate terminates for Cause (as defined in the Plan) or for a reason other than death, disability, retirement, or any other approved reason, then, to the maximum extent allowed by applicable law, all unexercised, unvested, unearned, and unpaid awards under the Plan, including without limitation, awards earned but not yet paid, will be canceled or forfeited, as the case may be, unless the

Participant’s award notice provides otherwise. The Committee has the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of a Participant’s death, disability, retirement or termination for an approved reason.

Insider Trading Policy

Shares received from awards granted under the Plan are subject to the Franklin Financial Network, Inc. Insider Trading Compliance Policy (the “Insider Trading Policy”). Prior to selling any shares acquired pursuant to awards granted under the Plan, Participants should ensure that such transactions are permissible under the Insider Trading Policy and, in particular, that he or she does not possess material, nonpublic information at such time.

Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Plan to FFN and the Participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either FFN or the Participant. Upon exercising an incentive stock option, the Participant will have no taxable income (except that the alternative minimum tax may apply) and FFN will receive no deduction. Upon exercising a nonqualified stock option, the Participant will recognize ordinary income in the amount by which the fair market value of common stock at the time of exercise exceeds the option exercise price, and FFN will be entitled to a deduction for the same amount. The Participant’s income is subject to withholding tax as wages if the Participant is an employee.

The tax treatment of the Participant upon a disposition of shares of common stock acquired through the exercise of an option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for at least two years from the date of grant and at least one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the Participant will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to FFN in connection with the disposition of shares of common stock acquired under a stock option, except that FFN may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

The grant of a SAR will not result in taxable income to the Participant at the time of the award. Upon exercising the SAR, the Participant will recognize ordinary income in the amount by which the fair market value of the common stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. FFN will be entitled to a deduction for the same amount. The Participant’s income is subject to withholding tax as wages if the Participant is an employee. Upon a disposition of shares of common stock acquired through the exercise of the SAR, the Participant may recognize capital gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequences to FFN in connection with the disposition of shares of common stock acquired under a SAR.

The federal income tax consequences of awards of restricted stock will depend on the facts and circumstances of each award, and in particular, the nature of the restrictions imposed with respect to the common stock, which is the subject of the award. In general, if the common stock is subject to a substantial risk of forfeiture, i.e., limited in terms of transferability, a taxable event occurs only when the risk of forfeiture lapses. At that time, the

Participant will recognize ordinary income to the extent of the excess of the fair market value of the common stock on the date the risk ceases over the amount that the Participant paid for the shares, if any, and FFN will be entitled to a deduction in the same amount. Prior to the lapse of restrictions on the restricted stock, any dividends on such shares will be paid currently and will be treated as ordinary compensation income to the Participant, subject to withholding. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long- or short-term capital gain or loss depending upon the applicable holding period.

Alternatively, within thirty days after transfer of the restricted stock, a Participant may make an election under Section 83(b) of the Code, which would allow the Participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions. FFN is then entitled to a compensation-paid deduction in the same amount. The election is required to be written and delivered to both the Internal Revenue Service and FFN within that thirty-day period. The Participant is also required to confirm the election with the filing of the Participant’s federal income tax return for the year in which the award is made. Failure to satisfy either of these requirements may invalidate the intended election. In the event of a valid Section 83(b) election, the Participant will not recognize income at the time that the restrictions actually lapse. In addition, any appreciation or depreciation in the value of the stock and any dividends paid on the stock after a valid Section 83(b) election are not deductible by FFN as compensation paid. For purposes of determining the period of time that the Participant holds the restricted stock, the holding period begins on the award date when a Participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary dividend income to the Participant and will not be deductible by FFN. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the Participant is not entitled to a deduction or tax refund.

A Participant will realize ordinary compensation income upon receipt of a cash bonus award equaling the amount of cash received. Wage withholding rules will apply. FFN will be entitled to a deduction at the time of payment in an amount equal to such income.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2017 OMNIBUS EQUITY INCENTIVE PLAN. Each proxy solicited on behalf of our board of directors will be voted FOR approval of the 2017 Omnibus Equity Incentive Plan unless the shareholder instructs otherwise in the proxy.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

Our board of directors has selected Crowe Horwath LLP as the independent auditor to perform the audit of our consolidated financial statements for 2017. Crowe Horwath LLP is a registered public accounting firm.

Our board of directors is asking our shareholders to ratify the selection of Crowe Horwath LLP as our independent auditor for 2017. Although not required by law or our bylaws, our board of directors is submitting the selection of Crowe Horwath LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, our board of directors, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

Representatives of Crowe Horwath LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from our shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP AS OUR INDEPENDENT AUDITOR FOR 2017. Each proxy solicited on behalf of our board of directors will be voted FOR the ratification of the selection of Crowe Horwath LLP as our independent auditor for 2017 unless the shareholder instructs otherwise in the proxy. If our shareholders do not ratify the selection, the matter will be reconsidered by our board of directors.

Audit and Non-Audit Services

Our audit committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. It is the policy of our audit committee to pre-approve all audit and non-audit services provided by our independent registered public accountants. Our audit committee has considered whether the provision by Crowe Horwath LLP of services of the varieties described below is compatible with maintaining the independence of Crowe Horwath LLP. Our audit committee believes the audit and tax services provided to us do not jeopardize the independence of Crowe Horwath LLP.

The table below sets forth the aggregate fees we paid to Crowe Horwath LLP for audit and non-audit services provided to us in 2016 and 2015.

Fees	2016	2015
Audit Fees	$391,164	$376,471
Audit-Related Fees	$435,850	$280,000
Tax Fees	$323,000	$86,990
All Other Fees	$49,163	$16,910

Total	$1,199,177	$760,371

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

AUDIT COMMITTEE REPORT

Our audit committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist our board of directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The audit committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The audit committee reviews our financial reporting process. In this context, the audit committee:

•	has reviewed and discussed with management the audited financial statements for the year ended December 31, 2016;

•	has discussed with Crowe Horwath LLP, our independent registered public accountants, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•	has received the written disclosures and the letter from Crowe Horwath LLP required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with Crowe Horwath LLP the independent accountant’s independence.

Based on this review and the discussions referred to above, the audit committee recommended that our board of directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC. The audit committee has also recommended the reappointment, subject to shareholder ratification, of Crowe Horwath LLP as our independent registered public accountants for 2017.

This report is submitted on behalf of the members of the audit committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.

Jimmy E. Allen

Pamela J. Stephens

Melody J. Sullivan (Chair)

Gregory E. Waldron

Benjamin P. Wynd

OTHER INFORMATION CONCERNING MANAGEMENT

Executive Officers

The following tables set forth information regarding our executive officers as of the date of this proxy statement.

Name	Age	Position
Sally E. Bowers	64	Executive Vice President, Chief Mortgage Officer of the Bank
Dallas G. Caudle, Jr.	69	Executive Vice President, Rutherford County President of the Bank
Kevin A. Herrington	42	Executive Vice President, Chief Operating Officer of the Bank
Richard E. Herrington	69	President, Chief Executive Officer and Chairman of FFN and Chairman and Chief Executive Officer of the Bank
J. Myers Jones, III	66	Executive Vice President, Chief Credit Officer of the Bank
Sally P. Kimble	63	Executive Vice President, Chief Administrative Officer of FFN
David J. McDaniel	49	Executive Vice President, Chief Lending Officer, and Williamson County President of the Bank
Sarah L. Meyerrose	61	Executive Vice President, Chief Financial Officer of FFN
Lee M. Moss	65	President of the Bank

The following is a brief discussion of the business and banking background and experience of our executive officers. Other than with respect to Messrs. Richard E. Herrington and Kevin Herrington, who are father and son, no director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

Sally E. Bowers, age 64, is the Chief Mortgage Banking Officer and has been the Executive Vice President and Mortgage Division Manager of the Bank since November 2007. She has over 30 years of banking experience in Middle Tennessee, primarily in the mortgage banking area. Ms. Bowers began her banking career in 1975 in retail banking at Fidelity Federal Savings Bank which later merged with Union Planters National Bank. During her 20 years at Fidelity Federal/Union Planters, she rose to Vice President and was responsible for mortgage, commercial and consumer loan production. She spent a short stint in 1996 as Vice President/Mortgage Production Officer at First American National Bank. In 1996, Ms. Bowers joined Franklin National Bank as Vice President/Mortgage Lending Manager and later rose to Senior Vice President with full responsibility for production, secondary market, servicing and operation of the bank’s mortgage subsidiary, Franklin Financial Mortgage. After the sale of Franklin National Bank, she joined Cumberland Bank as Executive Vice President and Mortgage Division Manager in 2004 with management responsibilities of the mortgage division. Ms. Bowers has thorough knowledge of all facets of mortgage banking. Ms. Bowers is a graduate of Memphis State University and the BAI Graduate School of Retail Banking at Vanderbilt University’s Owen School of Management.

Dallas G. Caudle, Jr., age 69, is the Executive Vice President, Rutherford County President of the Bank. Mr. Caudle was the President and Chief Operating Officer of MidSouth from 2009 until our acquisition of MidSouth effective July 1, 2014. Prior to that, Mr. Caudle was the Executive Vice President, Chief Operating Officer, and Corporate Secretary of MidSouth from 2003 to 2009. Mr. Caudle received a Bachelor of Science degree in Mathematics from Middle Tennessee State University. He continued his education through the American Institution of Banking; Tennessee School of Banking at Vanderbilt University, and the National Automated Clearing House Association’s The Payment Institute at the University of Colorado. Mr. Caudle began his banking career in 1971 at Murfreesboro Bank & Trust Company (now SunTrust Bank). He started as a Management Trainee, and within two years was promoted to Branch Manager. When Murfreesboro Bank &Trust moved to its new location in 1978, Mr. Caudle became the Data Processing Manager. Other positions he held while with the bank included Bank Operations Manager; Marketing and Product Development; Corporate Services Manager; and Commercial Lending Officer.

Kevin A. Herrington, age 42, has been Executive Vice President and Chief Operating Officer of the Bank since 2015. From 2007 until 2013, he was Senior Vice President and Chief Information Officer of the Bank, and from

2013 until 2015, he was Executive Vice President and Chief Operations Officer of the Bank. While completing his education, Mr. Herrington worked part-time in banking as a Systems Support Specialist from 1997 through 1998. After a term in the military, he joined Franklin National Bank in 2000 as the Manager of Information Systems, overseeing the IT department. In 2002, he was recruited to Civitas BankGroup to centralize and standardize the IT and data processing areas. He built a central wide-area network, improved security and controls, and implemented a complete update of policies and procedures. Mr. Herrington updated and brought in-house all technology and technology-related customer products. He successfully navigated the process of strengthening all IT-related controls related to compliance with the Sarbanes Oxley Act. Additionally, Mr. Herrington has achieved the major recognized certifications within the industry including CISSP (certified information systems security professional), and AAP (accredited ACH professional). Mr. Herrington is a graduate of Belmont University and served as a First Lieutenant in Field Artillery in the US Army. Kevin Herrington is the son of Richard E. Herrington.

Richard E. Herrington, age 69, is the President, Chief Executive Officer and Chairman of FFN, the Chairman and Chief Executive Officer of the Bank and one of the founders of FFN and the Bank. He is a veteran Williamson County, Tennessee banker with 40 years of banking experience. In his early career, he was employed by banks in Florida and South Carolina. He moved to Middle Tennessee in 1977, and began working at First American Bank in Nashville in financial management working up to Senior Vice President. Later, he was a bank consultant with Price Waterhouse prior to establishing his own community bank data processing and consulting firm. In 1988, Mr. Herrington co-founded Franklin Financial Corporation (Franklin National Bank) where he served as President and CEO until 2002. Late in 2002, he was recruited by the Board of Civitas BankGroup (then Cumberland Bancorp) and became the President and CEO and board member of the five-bank holding company, charged with engineering a turn-around of the troubled banking organization. In accomplishing this, he assembled a five-member executive management team that executed a successful four-year remediation plan. Mr. Herrington holds a B.A. from Newberry College in Newberry, South Carolina and certificates from the Graduate School of Economics at Florida State University and the Stonier Graduate School of Banking.

J. Myers Jones, III, age 66, serves as Executive Vice President and Chief Credit Officer, positions he has held since 2011. Mr. Jones has more than 30 years of local community banking experience, most recently with Cadence Bank in Franklin, Tennessee, where he served as Executive Vice President of Commercial Lending. Prior to his service at Cadence Bank, Mr. Jones served as President and CEO of Franklin National Bank in Franklin, Tennessee, for 13 years prior to Franklin National’s acquisition by Fifth Third Bank. In addition to Franklin National Bank and Cadence Bank, Mr. Jones was instrumental in the success of several other area banks, including Sovran Bank and Commerce Union Bank. Mr. Jones is a graduate of Austin Peay State University in Clarksville, Tennessee and the Herbert V. Prochnow Graduate School of Banking at the University of Wisconsin in Madison, Wisconsin. In addition, Mr. Myers is a graduate of the ABA National Commercial Lending School at the University of Oklahoma.

Sally P. Kimble, age 63, is the Executive Vice President and Chief Administrative Officer of FFN. Ms. Kimble’s background is primarily in accounting, operations and finance, having worked in community banking organizations for almost 30 years. Prior to joining the Bank in April 2012, Ms. Kimble had recently been with American Bank & Trust of the Cumberlands in Cookeville, Tennessee, where she served as Executive Vice President, Chief Operating Officer, and Chief Financial Officer. Kimble also served as Executive Vice President and Chief Financial Officer for Capital Bank & Trust Company (Capital Bancorp, Inc.) in Nashville for seven years and prior to that was Treasurer, Senior Vice President and Chief Financial Officer for First Bank & Trust (First Financial Corporation) in Mt. Juliet, Tennessee. Ms. Kimble holds a B.A. from the University of Tennessee and certificates from the Graduate School of Bank Investments and Financial Management at the University of South Carolina and the Graduate School of Banking of the South at Louisiana State University. In addition, she holds a certificate from the College of Financial Planning in Denver, Colorado.

David J. McDaniel, age 49, is the Executive Vice President, Chief Lending Officer, and Williamson County President of the Bank. From 2011 to 2013, Mr. McDaniel was Senior Vice President, Investment Management of the Bank, and from 2013 to 2015, he was Executive Vice President and Chief Retail Officer of the Bank.

Mr. McDaniel is a Brentwood native and served as Regional President at Community First Bank & Trust in Cool Springs prior to joining the Bank. In a banking career that spans more than 18 years, Mr. McDaniel has held roles at AmSouth Bank, First American Bank, Equitable Securities and Merrill Lynch. He holds a B.S. in Finance and an M.B.A. from the University of Tennessee in Knoxville, Tennessee. He is a graduate of Brentwood Academy in Brentwood. Mr. McDaniel is a graduate of Leadership Franklin, a member of the Williamson County/Franklin Chamber of Commerce, and a Health and Educational Facilities Board member of the City of Franklin.

Sarah L. Meyerrose, age 61, is the Executive Vice President and Chief Financial Officer of FFN. Prior to joining Franklin Synergy Bank, she served as President and Chief Executive Officer of Civic Bank & Trust. Ms. Meyerrose also served as President of Sarah Meyerrose Strategic Solutions, a community bank and small business strategic consulting firm. Ms. Meyerrose has over 38 years of leadership experience in the financial services industry, with 28 years at First Horizon National Corporation (formerly First Tennessee National Corporation), the holding company of First Tennessee Bank, where she held multiple senior leadership roles in both the holding company and the banking organization. She earned her Executive MBA degree from Vanderbilt’s Owen School of Management, a Bachelor of Science in Economics also from Vanderbilt University, and is a Chartered Financial Analyst. Ms. Meyerrose is Past-President of ION, Inter-Organizational Network, a national non-profit consortium of organizations sharing the mission of increasing gender diversity on corporate boards.

Lee Moss, age 65, is President of the Bank and a director of the Bank. Mr. Moss was the Chairman and Chief Executive Officer of MidSouth. He served on MidSouth’s Loan and Executive Committee (Executive Chairman), Trust Committee (Chairman), Executive Leadership Committee (Chairman) and the Asset/Liability Committee. In 1973, Mr. Moss graduated from the University of Tennessee with a Bachelor of Science degree, majoring in Banking. He graduated from the National Commercial Lending School in 1978 and the Graduate School of Banking of the South in 1983. Mr. Moss worked for Valley Fidelity Bank in Knoxville for one year after graduating from the University of Tennessee, and then worked 28 years with Third National Bank/SunTrust Bank in Nashville. He served in numerous leadership capacities in both the Retail and Commercial divisions of the bank, and in January 1995, he moved to Murfreesboro where he served as Regional President, overseeing Rutherford and Wilson Counties. In January 2003, Mr. Moss served as one of the organizers for MidSouth. Since moving to Murfreesboro, Mr. Moss formerly served as Chair of St. Thomas Rutherford Hospital’s Board and currently serves as Chair-Elect of Tennessee Bankers Association, member of Saint Thomas Health Services Board in Nashville, Business Education Partnership Board, and as a Sunday School teacher and Administrative board member for First United Methodist Church. Mr. Moss is a graduate of Leadership Rutherford and Leadership Middle Tennessee.

OTHER MATTERS

As of the date hereof, our board of directors knows of no business that will be presented at the annual meeting other than the proposals described in this proxy statement. If any other proposal properly comes before the shareholders for a vote at the annual meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

Our board of directors is making this solicitation of proxies on our behalf. In addition to solicitation by use of the mails, our directors, officers and employees may solicit proxies in person or by telephone, facsimile or other means of communication. We will not pay our directors, officers or other regular employees any additional compensation for their proxy solicitation efforts; however, we may reimburse them for any out-of-pocket expenses in connection with any solicitation.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064.

Shareholder Proposals for Inclusion in Proxy Statement for 2018 Annual Meeting of Shareholders

To be considered for inclusion in our proxy statement for the 2018 annual meeting of shareholders, a shareholder proposal must be received by us no later than the close of business on December 15, 2017. Shareholder proposals must be sent to Secretary, Franklin Financial Network, Inc., 722 Columbia Avenue, Franklin, Tennessee 37064. We will not be required to include in our proxy statement any shareholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Tennessee corporate law.

Other Shareholder Proposals for Presentation at the 2018 Annual Meeting of Shareholders

In addition to the above, our bylaws contain an advance notice provision requiring that, if a shareholder’s proposal is to be brought before and considered at the 2018 annual meeting of shareholders, such shareholder must provide timely written notice thereof to our Secretary. In order to be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. In the event a shareholder proposal intended to be presented for action at the 2018 annual meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with the 2018 annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the 2018 annual meeting.

APPENDIX A

ARTICLES OF AMENDMENT TO THE CHARTER

of

FRANKLIN FINANCIAL NETWORK, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.	The name of the corporation is Franklin Financial Network, Inc.

2.	The text of each amendment adopted is:

Section (a) of Article 2 of the charter of the Corporation be amended to read as follows:

2. (a) Common Stock. The authorized amount of common voting stock of the corporation shall be thirty million (30,000,000) shares of common stock, no par value, that have unlimited voting rights and that are entitled to receive the net assets of the corporation upon dissolution. There shall be no preemptive rights for holders of common stock.

3.	The corporation is a for-profit corporation.

4.	The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follows:

Not applicable.

5.	The amendment was duly approved and adopted by the Board of Directors on March 28, 2017 and by the shareholders on May 25, 2017.

Signature Date: , 2017	FRANKLIN FINANCIAL NETWORK, INC.

By

Title

APPENDIX B

FRANKLIN FINANCIAL NETWORK, INC.

2017 OMNIBUS EQUITY INCENTIVE PLAN

COMES NOW, Franklin Financial Network, Inc., a Tennessee Corporation (the “Corporation”), this              day of                     , 2017, to adopt the Franklin Financial Network, Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”) to be effective April 9, 2017.

WHEREAS, the Corporation maintains the Franklin Financial Network, Inc. 2007 Omnibus Equity Incentive Plan (the “2007 Plan”) which awarded forms of equity compensation to key employees, directors and consultants in order to advance the interests of the Corporation and its subsidiaries, including Franklin Synergy Bank and Franklin Synergy Risk Management, Inc.;

WHEREAS, the 2007 Plan reaches its 10-year lifespan on April 8, 2017, and the Corporation accordingly approved the freezing of the 2007 Plan to new participants and awards, effective as of April 8, 2017;

WHEREAS, the Corporation desires to continue to award forms of equity compensation (i) to attract and retain key employees, directors and consultants in order to advance the interests of the Corporation and its subsidiaries, including Franklin Synergy Bank and Franklin Synergy Risk Management, Inc., (ii) to stimulate the efforts of key employees, directors and consultants by increasing their desire to continue in their employment with or services to the Corporation and its subsidiaries, (iii) to assist the Corporation and its subsidiaries in competing effectively with other enterprises for the services of its current and new employees, directors, and others necessary for the continued improvement of operations, and (iv) to attract and retain the best possible personnel for service as employees, officers and directors of Corporation and its subsidiaries;

NOW, THEREFORE, the Corporation hereby adopts this Plan, as follows:

1.	PURPOSE.

The purpose of the Plan is to promote the interests of the Corporation and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Corporation and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Corporation; (iv) encouraging ownership of stock in the Corporation by such individuals; and (v) linking their compensation to the long-term interests of the Corporation and its stockholders. Toward this objective, the Committee may grant stock options, SAR, Stock Awards, cash bonuses and other incentive awards to Employees of the Corporation and its Subsidiaries and Affiliates on the terms and subject to the conditions set forth in the Plan. In addition, this Plan is intended to enable the Corporation to effectively attract, retain and reward Outside Directors by providing for grants of Outside Director Awards to Outside Directors. No Award under this Plan (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

2.	DEFINITIONS.

2.1 “Affiliate” means any entity (other than the Corporation and any Subsidiary) that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of that entity or at least 20% of the ownership interests in that entity.

2.2 “Award” means any form of Option, SAR, Stock Award, cash bonus or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.3 “Award Notice” means a written notice from the Corporation to a Participant that establishes the terms, conditions, restrictions, and limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers. In the event of a conflict between the terms of the Plan and any Award Notice, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document.

2.4 “Board” means the Board of Directors of the Corporation.

2.5 “Cause” means the engaging by a Participant in illegal conduct that, in the sole discretion of the Committee, is materially and demonstrably injurious to the Corporation unless otherwise defined in an agreement between Participant and the Corporation.

2.6 “Change In Control” means the happening of any of the following:

a. The Corporation has actual knowledge that any person or entity other than the Corporation, a subsidiary of the Corporation, or any employee benefit plan sponsored by the Corporation or subsidiary has acquired the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the then outstanding Stock;

b. A tender offer is made to acquire securities of the Corporation entitling the holders thereof to 50% or more of the voting power to elect directors of the Corporation;

c. A solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the members of the Board shall be made by any person or entity other than the Corporation;

d. Individuals who constitute the Board immediately prior to any meeting of shareholders (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof;

e. The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or other reorganization of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction 51% or more of the voting power to elect directors of (i) the surviving or resulting corporation in the case of a merger or consolidation, (ii) the acquiring corporation, in the case of a share exchange, or (iii) each surviving, resulting or acquiring corporation which, immediately following such transaction, in the case of a division, holds more than 15% of the consolidated assets of the Corporation immediately preceding such transaction; or

f. The shareholders of the Corporation shall approve a complete liquidation and dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation other than to a wholly-owned subsidiary of the Corporation.

Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Corporation and consistent with a good faith interpretation of this Plan, that an event or events otherwise constituting a Change of Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of all directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purposes under this Plan.

2.7 “Change In Control Price” means the highest closing price per share paid for the purchase of stock in a national securities market during the ninety day period preceding the date the Change in Control occurs, or of no such market exists, the Fair Market Value.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board, authorized to administer the Plan under Section 3 of this Plan. The Committee shall consist of not less than 2 members who shall be appointed by, and shall serve at the pleasure of, the Board. The directors appointed to serve on the Committee shall be: (i) “independent” within the meaning of the listing standards of any securities exchange or automated quotation system upon which the Common Stock is listed or quoted; (ii) “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Exchange Act); and (iii) “outside directors” (within the meaning of Code Section 162(m) and its related regulations). However, the mere fact that a Committee member fails to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee if the Award is otherwise validly made under the Plan.

2.10 “Common Stock” means the no par value common stock of the Corporation.

2.11 “Corporation” means Franklin Financial Network, Inc. or any successor.

2.12 “Consultant” shall mean any consultant to the Corporation or its Subsidiaries or Affiliates.

2.13 “Covered Employee” means an individual who is, with respect to the Corporation, an individual defined in Code Section 162(m)(3).

2.13 “Director” means an individual who is a member of the board of directors of the Corporation or a Subsidiary.

2.14 “Disability” means an individual: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Corporation. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering Employees or Directors of the Corporation provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the plan administrator, the Employee must submit proof to the plan administrator of the Social Security Administration’s or the provider’s determination.

2.15 “Effective Date” is defined in Section 6.

2.16 “Employee” means an employee or prospective employee of the Corporation, a Subsidiary or an Affiliate.

2.17 “Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time.

2.18 “Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise, pursuant to Section 2.30.

2.19 “Fair Market Value” means the closing price of the shares of Stock on a national securities exchange on which it is principally traded on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares of Stock were traded, as reported by the National Quotation Bureau, Inc. or other national quotation service. If the shares are not traded on a national securities exchange but are traded in the over-the-counter market, Fair Market Value of Stock means the closing “asked” price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such “asked” price is not available, the last sales price on such day or, if no shares of Stock were traded on such day, on the next preceding day on which shares of Stock were traded, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or other national quotation service. If the Stock is traded neither on a national securities exchange nor in the over-the-counter market, the Fair Market Value of Stock shall be determined based upon such factors as the Board or Committee, as applicable, shall reasonably deem appropriate, including without limitation prices or values at which the Stock has most recently been issued to third parties or redeemed or purchased from shareholders, and which shall be in accordance with Treas. Reg. Section 1.409A-1(b)(5)(iv).

2.20 “Incentive Stock Option” means an option to purchase Common Stock from the Corporation that is granted under Section 8 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. To the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

2.21 “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Qualified Performance-Based Award in accordance with Section 12 of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.22 “Non-Qualified Stock Option” shall mean an option to purchase Common Stock from the Corporation that is granted under Section 8 or 24 of the Plan and is not intended to be an Incentive Stock Option.

2.23 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.24 “Outside Director” means a member of the Board or a member of a Subsidiary’s board of directors who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

2.25 “Outside Director Award” means either a Director Option or a Director Stock Award or combination thereof awarded to an Outside Director under Section 24.

2.26 “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

2.27 “Qualified Performance-Based Award” means (i) any Option or SAR granted under the Plan, or (ii) any other Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures as set forth in Section 12.

2.28 “Qualified Performance Measures” means 1 or more of the performance measures listed in Section 12.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

2.29 “Restricted Stock” means a share of Common Stock subject to restrictions, as the Committee may determine in accordance with Plan Section 10.

2.30 “SAR” is an Award that shall entitle the recipient to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, a payment equal to the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

2.31 “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

2.32 “Section 162(m) Cash Maximum” means $5,000,000.

2.33 “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

2.34 “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.35 “Section 16 Insider” means a Participant who is subject to the reporting requirements of Section 16 as a result of the Participant’s position with the Corporation.

2.36 “Stock Award” means an Award granted pursuant to Section 10 in the form of shares of Common Stock or restricted shares of Common Stock.

2.37 “Subsidiary” means a corporation or other business entity in which the Corporation directly or indirectly has an ownership interest of 50% or more, which shall include Franklin Synergy Bank and Franklin Synergy Risk Management, Inc.

3.	ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to: (a) interpret the Plan; (b) establish any rules and regulations it deems necessary for the proper operation and administration of the Plan; (c) select persons to become Participants and receive Awards under the Plan; (d) determine the form of an Award, whether an Option, SAR, Stock Award, cash bonus, or other incentive award established by the Committee, the number of shares subject to the Award, all the terms, conditions, restrictions and limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice; (e) determine whether Awards should be granted singly, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions and limitations; (g) accelerate the vesting, exercise or payment of an Award or the performance period of an Award in the event of a Participant’s termination of employment or when that action or actions would be in the best interests of the Corporation; (h) establish such other types of Awards, besides those specifically enumerated in Section 2.2, which the Committee determines are consistent with the Plan’s purpose; and (i) take all other action it deems necessary or advisable for the proper operation or administration of the Plan. Subject to Section 21, the Committee also shall have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on all persons, including the Corporation and Participants.

The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Corporation under conditions and limitations the Committee may establish; however, only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders or Covered Employees.

4.	ELIGIBILITY.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 24.

5.	NUMBER OF SHARES AVAILABLE.

Subject to adjustment as provided in Section 16 of the Plan, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 5,000,000 shares. Any shares of Common Stock related to Awards that are settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the related shares or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Further, any shares of Common Stock that are used by a Participant for the full or partial payment to the Corporation of the purchase price of Common Stock upon exercise of a stock option, or for withholding taxes due as a result of that exercise, shall again be available for Awards under the Plan. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 16 hereof, no Participant may receive Options, SARs, or Stock Awards under the Plan during any one calendar year that, taken together, relate to more than 200,000 shares of Common Stock. For purposes of this limitation, forfeited, canceled or repriced shares granted to a Participant in any given calendar year shall continue to be counted against the maximum number of shares that may be granted to that Participant in that calendar year. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares.

6.	EFFECTIVE DATE; TERM.

The Plan shall be effective April 9, 2017 (the “Effective Date”), subject to the approval of at least a majority vote of shareholders voting in person or by proxy at a duly held shareholders’ meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders within one year following the Effective Date. No Options intended to be Incentive Stock Options may be granted after the tenth anniversary of the original Effective Date of the Plan. This Plan shall remain in effect until terminated by action of the Board.

7.	PARTICIPATION.

The Committee shall select, from time to time, Participants from those Employees and Consultants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

8.	STOCK OPTIONS.

8.1 Grants. Awards may be granted in the form of Options. Options may be Incentive Stock Options, other tax-qualified stock options, or Non-Qualified Stock Options, or a combination of any of those.

8.2 Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at the times determined by the Committee. The Committee also shall determine the performance or other conditions, if any, which must be satisfied before all or part of an Option may be exercised. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted in the case of Incentive Stock Options when the Employee to whom the option is to be granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries (a “Ten Percent Owner”), and in the case of all Options other than Incentive Stock Options, not less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. Each Option shall expire not later than 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Owner, not later than 5 years) from its date of grant.

8.3 Restrictions Relating to Incentive Stock Options. Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Accordingly, Incentive Stock Options may only be granted to Employees who are employees of the Corporation or a Subsidiary, and the aggregate market value (determined at the time the option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Corporation or any of its Subsidiaries) shall not exceed $100,000 (or other limit required by the Code). Except with respect to Ten Percent Owners, each Incentive Stock Option shall expire not later than 10 years from its date of grant. No Incentive Stock Option may be exercisable more than three (3) months after a Participant ceases to be an Employee.

8.4 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish other terms, conditions, restrictions and limitations, if any, on any Option, provided they are not inconsistent with the Plan. Without limiting the generality of the foregoing, Options may provide for the automatic granting of new options (“reload options”) at the time of exercise.

8.5 Exercise. The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements, so long as they do not in any way conflict with the requirements of applicable law), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered by Participants. If, however, shares of Common Stock are used to pay the Exercise Price of an Option, those shares must have been held by the Participant for at least 6 months (or any shorter or longer period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes).

9.	STOCK APPRECIATION RIGHTS.

9.1 Grants. Awards may be granted in the form of SARs. The SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. In the case of SARs granted in tandem with Options granted prior to the grant of the SARs, the appreciation in value is the difference between the option price of the related stock option and the Fair Market Value of the Common Stock on the date of exercise.

9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of that SAR (the base from which the value of the SAR is measured at its exercise) shall be the Exercise Price under the related Option. If a related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by the exercise.

9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in the installments and at the times determined by the Committee. Freestanding SARs shall have a term specified by the Committee, in no event to exceed 10 years. The Exercise Price of a Freestanding SAR shall also be determined by the Committee; however, that price shall not be less than 100% of the Fair Market Value on the date of grant of the Freestanding SAR of the number of shares of Common Stock to which the Freestanding SAR relates. The Committee also shall determine the Qualified Performance Measures or other conditions, if any, that must be satisfied before all or part of a Freestanding SAR may be exercised.

9.4 Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of the affected SAR if at that time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of the SAR.

9.5 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.	RESTRICTED STOCK AWARDS.

10.1 Grants. Awards may be granted in the form Restricted Stock. Restricted Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine and shall be made in actual shares of Common Stock.

10.2 Award Restrictions. Restricted Stock shall be subject to terms, conditions, restrictions, and limitations, if any, the Committee deems appropriate including, without limitation, restrictions on transferability and continued employment of the Participant. The Committee also shall determine the Qualified Performance Measures or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock Awards.

10.3 Rights as Shareholder. During the period in which any restricted shares of Common Stock are subject to restrictions imposed pursuant to Section 10.2, the Participant to whom restricted shares have been awarded shall generally have the rights and privileges of a stockholder as to such Common Stock, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Notice with respect to such Common Stock; (ii) none of the Common Stock represented by the Award may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the shares of Common Stock subject to the Award shall be forfeited and all rights of the Participant to such Common Stock shall terminate, without further obligation on the part of the Corporation, unless the Participant remains in the continuous employment of the Corporation for the entire restricted period in relation to which such shares of Common Stock were granted and unless any other restrictive conditions relating to the restricted Share Award are met. Unless otherwise provided in the applicable Award Notice, any shares of Common Stock, any other securities of the Corporation and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock Award. including the right vote such Common Stock. Cash dividends with respect to the Common Stock subject to a Restricted Stock Award shall be currently paid to the Participant.

10.4 Evidence of Award. Subject to Section 10.5, any Restricted Stock Award granted under the Plan shall be evidenced by issuance of a stock certificate or certificates or, in the discretion of the Committee, through issuance of instructions to the Corporation’s transfer agent to issue the shares of Common Stock subject to the Award in book-entry (uncertificated) form on the books and records of the transfer agent through the Direct Registration System (“DRS”) or any successor system.

10.5 Delivery of Shares and Transfer Restrictions. Upon issuance of a certificate evidencing a Restricted Stock Award, such certificate shall be held by the Corporation or any custodian appointed by the Corporation for the account of the Participant subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Notice, the grantee shall have all rights of a stockholder with respect to the Restricted Stock. Upon the issuance of a Restricted Stock Award in book entry form, the Corporation’s transfer agent shall be apprised of and shall duly note any restrictions such as those set forth above that are applicable to the restricted Stock Award.

10.6 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Notice relating to the Restricted Stock Award or in the Plan shall lapse as to the restricted shares of Common Stock subject thereto, and either: (i) a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be; or (ii) in the event the Stock Award was evidenced in book entry form, the Corporation’s transfer agent shall be notified of the lapse and or termination of the restrictions and to remove all references thereto in its books and records.

11.	PLAN CASH BONUSES.

While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and in addition to cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses under the Plan shall be granted and the amount, terms and conditions of those cash bonuses. Notwithstanding anything to the contrary in this Plan, no Covered Employee shall be eligible to receive a cash bonus granted under the Plan in excess of the Section 162(m) Cash Maximum in any fiscal year; no cash bonus shall be granted pursuant to this Plan to any Covered Employee unless the cash bonus constitutes a Qualified Performance-Based Award, and no cash bonus awarded pursuant to the Plan shall be paid later than 2  1⁄2 months after the end of the calendar year in which such bonus was earned.

12.	PERFORMANCE GOALS FOR CERTAIN SECTION 162(m) AWARDS.

12.1 162(m) Exemption. Upon the Corporation’s designation as a “publicly held corporation” within the meaning of Section 162(m)(2) of the Code, this Plan shall be operated to ensure that upon such designation all subsequent stock options and SARs granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

12.2 Qualified Performance-Based Awards. When granting any Award other than Options or SARs, the Committee may designate the Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to that Award, and the Committee wishes the Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee is authorized at any time during the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Qualified Performance-Based Awards granted to any Participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Qualified Performance Measure for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following Qualified Performance Measures, which may be expressed in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Corporation or a Subsidiary:

1)	return on capital, equity, or assets (including economic value created),

2)	productivity or operating ratios or efficiencies,

3)	cost improvements,

4)	cash flow,

5)	sales revenue growth,

6)	net income, earnings per share, or earnings from operations,

7)	quality,

8)	customer satisfaction,

9)	budget and expense management,

10)	economic value added or other value added measures,

11)	comparable store sales,

12)	stock price or total shareholder return,

13)	EBITDA or EBITDAR,

14)	after tax operating income,

15)	book value per Share,

16)	debt reduction,

17)	completions of acquisitions or business expansion,

18)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, or

19)	any combination of the foregoing.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation or any Subsidiary, operating unit, business segment or division of the Corporation and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Common Stock outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 12.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year. Measurement of the Corporation’s performance against the goals established by the Committee shall be objectively determinable, and to the extent goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in those principles after that date.

12.3 Performance Goal Conditions. Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Measures, together with the satisfaction of any other conditions, such as continued employment, the Committee may determine to be appropriate; however, (i) the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the performance goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 23 shall apply notwithstanding this sentence. The Committee shall have full discretion to select the length of a performance period (provided the period shall not be less than one fiscal quarter of duration), the type of Qualified Performance-Based Awards to be issued for the performance period, and the Qualified Performance Measures to be applied.

12.4 Certification of Goal Achievement. Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 12.3, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Measures or to increase the amount payable under, or the value of, the Award, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

13.	PAYMENT OF AWARDS.

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property the Committee shall determine. In addition, payment of Awards may include terms, conditions, restrictions and limitations, if any, the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions.

14.	TERMINATION OF EMPLOYMENT.

If a Participant’s employment with the Corporation or a Subsidiary or Affiliate terminates for Cause or for a reason other than death, Disability, retirement, or any other approved reason, then, to the maximum extent allowed by applicable law, all unexercised, unvested, unearned, and unpaid Awards, including without limitation, Awards earned but not yet paid, shall be canceled or forfeited, as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute Disability, retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of a Participant’s death, Disability, retirement or termination for an approved reason.

15.	NO ASSIGNMENT.

No Awards (other than unrestricted Stock Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; however, the Committee may (but need not) permit other transfers where the Committee concludes that transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) the duly appointed conservator or other lawfully designated representative of the Participant in the case of a permanent Disability involving a mental incapacity or (b) the transferee in the case of an Award transferred in accordance with the preceding sentence.

16.	CAPITAL ADJUSTMENTS.

The number and price of shares of Common Stock covered by each Award and Outside Director Award and the total number of shares of Common Stock that may be awarded under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Corporation. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Corporation, or any exchange of shares involving the Common Stock, any Award or Outside Director Award granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Award or Outside Director Award would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate. It is the intent of any such adjustment that the value of the Awards or Outside Director Awards held by the Participants or Outside Directors, as the case may be, immediately following the change is the same as that value immediately prior to the change.

17.	WITHHOLDING TAXES.

The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event, the Corporation may elect in its discretion, and Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having the Corporation withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to (and shall not exceed) the maximum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.

18.	NONCOMPETITION; CONFIDENTIALITY.

For purposes of this Section 18, “Corporation” shall include any Subsidiary or Affiliate employing the Participant. A Participant will not, without the written consent of the Corporation, either during or after his or her employment by the Corporation, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of the Corporation, except as such disclosure or use may be required in connection with his or her work as an employee of Corporation, or as demanded by a subpoena issued by a court of competent jurisdiction, if the Participant gives notice of the demand to the Corporation as soon as reasonably possible after receipt of the subpoena. The confidential information of the Corporation includes, but is not limited to, all technology, recipes, business systems and styles, customer lists and all other Corporation proprietary information not generally known to the public. During Participant’s employment by the Corporation, he or she will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Corporation in the field or fields in which he or she has worked for the Corporation. Unless the Award Notice specifies otherwise, a Participant shall forfeit all rights under this Plan to any unexercised or unpaid Awards if, in the determination of the Committee, the Participant has violated the Agreement set forth in this Section 18, and in that event any further payment or other action with respect to any Award shall be made or taken, if at all, in the sole discretion of the Committee.

19.	REGULATORY APPROVALS AND LISTINGS.

Notwithstanding anything contained in the Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of shares of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of the shares to quotation or listing on the automated quotation system or stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of the shares under any State or Federal law or ruling of any governmental body that the Corporation shall, in its sole discretion, determine to be necessary or advisable.

20.	PLAN AMENDMENT.

Except as provided in Section 23, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without shareholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing stock options or otherwise increase the benefits accruing to Participants or Outside Directors, (ii) increase the number of shares of Common Stock issuable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to shareholder approval; and, the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b), (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

21.	AWARD AMENDMENTS.

Except as provided in Section 23, the Committee may amend, modify or terminate any outstanding Award or Outside Director Award without approval of the Participant or Outside Director, as applicable; however:

a. except as otherwise provided in Section 18, subject to the terms of the applicable Award Notice, an amendment, modification or termination shall not, without the Participant’s or Outside Director’s consent, as applicable, reduce or diminish the value of the Award or Outside Director Award determined as if the Award or Outside Director Award had been exercised, vested, cashed in (at the spread value in the case of stock options or SARs) or otherwise settled on the date of that amendment or termination;

b. the original term of any stock option or SAR may not be extended without the prior approval of the shareholders of the Corporation;

c. except as otherwise provided in Section 16 of the Plan, the exercise price of any stock option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Corporation; and

d. no termination, amendment, or modification of the Plan shall adversely affect any Award or Outside Director Awards previously granted under the Plan, without the written consent of the affected Participant or Outside Director.

22.	GOVERNING LAW.

This Plan shall be governed by and construed in accordance with the laws of the State of Tennessee, except as superseded by applicable Federal law.

23.	CHANGE IN CONTROL.

a. Change in Control Followed by Employment Termination. In the event that a Change in Control shall occur and an Employee Participant’s employment shall terminate within twelve months after the Change in Control (except as provided in the next sentence), then (i) all unexercised Options (whether or not vested or then exercisable) shall automatically become one hundred percent vested and exercisable immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed upon any of such Options after such date, and in no circumstance shall an Option be forfeited on or after such date and (iii) all such Options shall be valued on the basis of the greater of the Change in Control Price or the Fair Market Value on the date of such termination, and such value shall promptly be paid to such Participant in cash by the Corporation or its successor. The foregoing shall not apply if employment termination is due to (i) death, (ii) disability entitling the Participant to benefits under the Corporation’s or its successor’s long-term disability plan, (iii) Cause or (iv) resignation (other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, or (B) resignation within 30 days following a reduction in base pay).

b. Automatic Acceleration and Cash-Out. Upon a Change in Control that results directly or indirectly in the Stock (or the stock of any successor to the Corporation received in exchange for Stock) ceasing to be publicly traded in a national securities market, (i) all unexercised Options (whether or not vested) shall automatically become one hundred percent vested and exercisable immediately, (ii) no other terms, conditions, restrictions or limitations shall be imposed on any such Options after such date, and in no circumstances shall an Option be forfeited on or after such date, and (iii) all such Options shall be valued on the basis of the Change in Control Price, and such value shall promptly be paid to the Participants in cash by the Company or its successor.

c. Miscellaneous. Upon a Change in Control, no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would adversely affect the rights of any Participant or the operation of the Plan with respect to any Option to which a Participant may have become entitled hereunder on or prior to the date of the Change in Control or to which such Participant may become entitled as a result of such Change in Control.

d. Section 16 Insiders. Notwithstanding anything to the contrary herein, any Participant who is subject to the reporting requirements of the Exchange Act with respect to the Corporation, who on the date of the Change in Control holds Options that have been outstanding for a period of less than six months from their date of grant, shall not be paid the consideration described in Section 12(b) above until the first day next following the end of such six-month period.

24.	AWARDS TO OUTSIDE DIRECTORS.

24.1 The Board may provide that all or a portion of an Outside Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of an Outside Director) in the form of Non-Qualified Stock Options, Restricted Stock, and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

24.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 8, 9 and 10 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

25.	NO RIGHT TO EMPLOYMENT OR PARTICIPATION.

The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Notice or other document evidencing such Award. Participation in the Plan shall not give any Participant any right to remain in the employ, or to serve as a director, of the Corporation or any Subsidiary or Affiliate. he Corporation or, in the case of employment with a Subsidiary or Affiliate, the Subsidiary or Affiliate, reserves the right to terminate the employment of any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

26.	NO RIGHT, TITLE OR INTEREST IN CORPORATION ASSETS.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Section 10.3 hereof. To the extent any person acquires a right to receive payments from the Corporation under the Plan, those rights shall be no greater than the rights of an unsecured creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or to make payments in lieu of, or with respect to, Plan awards. However, unless the Committee determines otherwise with the express consent of the affected Participant, the existence of any such trusts or other arrangements is consistent with this “unfunded” status of the Plan.

26.	SECURITIES LAWS.

With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

27.	REQUIRED WRITTEN REPRESENTATIONS.

The Committee may require each person purchasing shares pursuant to a stock option or other award under the Plan to represent to and agree with the Corporation in writing that the optionee or Participant is acquiring any shares of Common Stock without a view to their distribution. The certificates for shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to stop transfer orders and other restrictions the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to the applicable restrictions. Each Participant is responsible for fully complying with all applicable state and federal securities laws and rules and the Corporation assumes no responsibility for compliance with any such laws or rules pertaining to a Participant’s resale of any shares of Common Stock acquired pursuant to this Plan.

28.	NON-EXCLUSIVE ARRANGEMENT.

Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if required; and those arrangements may be either generally applicable or applicable only in specific cases.

29.	LIMITS ON LIABILITY AND INDEMNIFICATION.

The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made under the Plan in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to all other rights of indemnification they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, and against all amounts paid by them in settlement (provided the settlement is approved by independent legal counsel selected by the Corporation) or paid to them in satisfaction of a judgment in that action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties. Within 60 days after institution of any action, suit or proceeding covered by this Section, the Committee member must inform the Corporation in writing of the claim and offer the Corporation the opportunity, at its own expense, to handle and defend the matter.

FRANKLIN FINANCIAL NETWORK, INC.

By:

Title:

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [12:00 a.m., Central Time, on May 25, 2017].

Vote by Internet

•      Go to www.envisionreports.com/FSB

•      Or scan the QR code with your smartphone

•      Follow the steps outlined on the secure website

Vote by telephone

•      Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone.

•      Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-4.

1. Election of Directors:	For	Withhold			For	Withhold		For	Withhold
01 – Jimmy E. Allen	☐	☐	02 – James W. Cross, IV		☐	☐	03 – Richard E. Herrington	☐	☐

04 – Paul M. Pratt, Jr.	☐	☐	05 – Pamela J. Stephens		☐	☐	06 – Melody J. Sullivan	☐	☐

07 – Gregory E. Waldron	☐	☐	08 – Benjamin P. Wynd		☐	☐

2. As to the approval of an amendment to our Charter, as amended, to increase the authorized shares of our common stock, no par value, from 20,000,000 to 30,000,000				For	Against	Abstain
				☐	☐	☐

3. As to the approval and adoption of the Franklin Financial Network, Inc. 2017 Omnibus Equity Incentive Plan				For	Against	Abstain
				☐	☐	☐

4. As to the ratification of the selection of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2017				For	Against	Abstain
				☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address – Please print your new address below.	Comments – Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within box.	Signature 2 – Please keep signature within box.
/ /

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Franklin Financial Network, Inc.

Notice of 2017 Annual Meeting of Shareholders

Franklin Synergy Bank – Musgrove Auditorium

722 Columbia Avenue, Franklin, TN 37064

Proxy Solicited by Board of Directors for Annual Meeting – May 25, 2017 at 9:30 a.m.

Richard E. Herrington, Sarah L. Meyerrose, Mandy M. Garland, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Franklin Financial Network, Inc. to be held on May 25, 2017 at 9:30 a.m. or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)